Exhibit 10.3

OFFICE LEASE

BETWEEN

RUSSELL RANCH ROAD II LLC,

a Delaware limited liability company,

AS LANDLORD

AND

MANNKIND CORPORATION,

a Delaware corporation

AS TENANT

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made and entered into as of May 5, 2017 (the “Effective Date”), by and between

“Landlord” RUSSELL RANCH ROAD II LLC, a Delaware limited liability company

and

“Tenant” MANNKIND CORPORATION, a Delaware corporation

ARTICLE I DEFINITIONS

Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Additional Rent: Defined in paragraph captioned “Additional Rent”.

Base Amount Allocable to the Premises: Defined in paragraph captioned “Additional Rent”.

Base Rent: Base Rent shall be as follows:

Month of Lease Term:	Monthly Base Rent:
1 – 12	$40,951.00 per month
13 – 24	$42,179.53 per month
25 – 36	$43,444.92 per month
37 – 48	$44,748.26 per month
49 – 60	$46,090.71 per month
61 – 65	$47,473.43 per month

Base Rent Credit: See Section 3.2.2 herein.

Base Year: Calendar year 2017.

Brokers: Tenant was represented in this transaction by Jones Lang LaSalle, a licensed real estate broker. Landlord was represented in this transaction by Jones Lang LaSalle and IDS Real Estate Group, each licensed real estate brokers. The parties acknowledge that Jones Lang LaSalle is acting in a Dual Agency role in representing both Landlord and Tenant in this transaction.

Building: The building located on the Land at 30930 Russell Ranch Road, Westlake Village, California, and containing approximately sixty-four thousand three hundred four (64,304) rentable square feet. Landlord shall have the right (but not the obligation) to re-measure the rentable and usable square footage of the Building, and the results of Landlord’s re-measurement shall be provided to Tenant and shall be binding and conclusive on Tenant for all purposes under this Lease. If the amount of the rentable square feet and/or the usable square feet of the Building is adjusted, then Tenant’s Pro Rata Share of the Building shall be equitably adjusted by Landlord accordingly.

Business Day: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Los Angeles, California.

Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date: The earlier to occur of (i) the date Tenant commences conducting business from the Premises, or (ii) the later of: (a) the date of Substantial Completion of the Landlord Work, (b) the date Tenant has been granted access to the Premises for purposes of installing IT equipment and other related facilities, or (c) August 1, 2017.

Commencement Date Memorandum: Defined in the Section entitled “Commencement Date Memorandum”.

ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

Estimated Operating Costs Allocable to the Premises: Defined in the Section captioned “Additional Rent”.

Events of Default: One or more of those events or states of facts defined in the Section captioned “Events of Default”.

Governmental Agency: The United States of America, the State of California, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

Green Agency Ratings: Any one or more of the following ratings, as same may be in effect or amended or supplemented from time to time: The U.S. EPA’s Energy Star® rating and/or Design to Earn Energy Star, the Green Building Initiative’s Green Globes TM for Continual Improvement of Existing Buildings (Green GlobesTM-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, LEED EBOM (existing buildings operations and maintenance) and any applicable substitute third party or government mandated rating systems.

Guarantor: N/A.

Hazardous Substance(s): Any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other material expected to be on the Premises, is a basis for potential liability of Landlord or Landlord’s Agents to any Governmental Agency or third party under any applicable statute or common law theory. Hazardous Substances shall include asbestos, PCB, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency or is similarly defined pursuant to any applicable Governmental Requirements.

Land: The land upon which the Building is located in Westlake Village, California.

Landlord: The limited liability company named on the first page of this Lease, or its successors and assigns as provided in the Section captioned “Assignment by Landlord”.

Landlord Work: See Section 2.8.2 below.

Landlord’s Agents: Landlord’s trustees, affiliates, officers, directors, partners, members, consultants, employees, agents, managers and advisors.

Lease Security Deposit: Forty-Seven Thousand Four Hundred Seventy-Three and 43/100 Dollars ($47,473.43).

Lease Term: Commencing on the Commencement Date and ending on the last day of that calendar month which is sixty-five (65) months after the Commencement Date.

Lender: Defined in Section captioned “Landlord’s Default”.

Manager: IDS Real Estate Group, or its replacement as specified by written notice from Landlord to Tenant.

Manager’s Address: Set forth in Landlord’s signature block below, which address may be changed by written notice from Landlord to Tenant.

Operating Costs: Defined in the Section captioned “Additional Rent”.

Operating Costs Allocable to the Premises: Defined in the Section captioned “Additional Rent”.

Parking: Subject to the terms and conditions of this paragraph and Section 4.11 below and subject to the Parking Encumbrance (as defined below), as of the Commencement Date, Tenant shall have the right, during the Lease Term, to use a total of fifty (50) unreserved parking passes for unreserved parking of Tenant’s automobiles on a non-exclusive first-come, first served basis, in the Project parking area(s) designated by Landlord from time to time; provided, however, that Tenant shall be entitled to convert five (5) of such unreserved parking passes to reserved parking passes (subject to availability as determined by Landlord in Landlord’s sole and absolute discretion), which, if available, shall be for parking spaces located within a reasonable walking distance from the south entrance of the Building.

Permitted Use. General office use, so long as such use is strictly in accordance with Governmental Requirements and matters of record. In no event shall Tenant be permitted to engage in retail, food or restaurant sales or activities at the Premises; provided that the foregoing shall not prohibit the incidental preparation of food and beverages by Tenant’s employees using conventional microwave ovens, toaster ovens or coffee makers customarily found in first-class office spaces.

Premises: Approximately thirteen thousand two hundred ten (13,210) rentable square feet on the third (3rd) floor of the Building, as depicted on Exhibit A attached hereto. Such square footage shall be final, conclusive and controlling. Notwithstanding the foregoing, Landlord shall have the right (but not the obligation) to re-measure the rentable and usable square footage of the Premises, and the results of Landlord’s re-measurement shall be provided to Tenant and shall be binding and conclusive on Tenant for all purposes under this Lease. If the amount of the rentable square feet and/or the usable square feet of the Premises and/or Project is adjusted, then Base Rent, Tenant’s Pro Rata Share, and Parking (and all other amounts that Landlord determines are based on the square footage of the Premises) shall be equitably adjusted by Landlord accordingly.

Prepaid Rent: Forty Thousand Nine Hundred Fifty-One Dollars ($40,951.00), to be applied toward Base Rent for the first month of the Lease Term.

Prime Rate: Defined in the Section captioned “Default Rate”.

Project: The project known as Westlake Landmark, which includes the Building, the Land, and the other improvements located thereon. The Project currently includes two (2) three story office buildings (including the Building).

Property Taxes: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related improvements or personal property; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); (f) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; and (g) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Property Taxes included in Operating Costs for any Year subsequent to the Base Year be less than the amount of Property Taxes included in Operating Costs for the Base Year. In addition, when calculating Property Taxes for the Base Year, special assessments shall only be deemed included in Property Taxes for the Base Year to the extent that such special assessments are included in Property Taxes for the applicable subsequent Year during the Lease Term. In the event such Property Taxes are eliminated or reduced by any federal, state or municipal body or governmental agency having jurisdiction thereof, and another tax is imposed by way of substitution for (or in addition thereto) all or any part of such Property Taxes, then such substituted (or additional) tax shall be included as Property Taxes under this Lease. Notwithstanding anything to the contrary set forth in this Lease, the amount of Property Taxes for the Base Year and any subsequent calendar year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Property Taxes in the Base Year and/or any subsequent calendar year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the taxes due under this Lease; provided that tax refunds under Proposition 8 shall not be deducted from Property Taxes, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge and agree that the immediately preceding sentence is not intended to in any way affect (i) the inclusion in Property Taxes of the statutory two percent (2.0%) annual increase in taxes (as such statutory increase may be modified by subsequent legislation), or (ii) the inclusion of real estate taxes in Property Taxes pursuant to the terms of Proposition 13. Notwithstanding the foregoing, Property Taxes shall not include (i) franchise, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Property Tax; and (iii) penalties, fines, interest or charges due for late payment of Property Taxes by Landlord unless such late payment is due to Tenant’s act or omission.

Substantial Completion: The term “Substantial Completion” shall mean (i) the completion of the Landlord Work, as reasonably determined by Landlord and confirmed pursuant to a walk-through by representatives of Landlord and Tenant, subject only to minor punch list items identified by Tenant in a written notice to Landlord delivered within five (5) days after Landlord tenders possession of the Premises, such that none of the Landlord Work remaining incomplete or needing adjustment shall prevent Tenant’s occupancy of the Premises, and (ii) to the extent legally required, a valid temporary certificate of occupancy (or other governmental approval), or the substantial equivalent of the foregoing (but in all cases only to the extent legally required) has been issued allowing Tenant to commence use of the Premises for the Permitted Use; provided that in the event any such certificate, approval or substantial equivalent cannot be issued as a result of Tenant’s particular use of the Premises or any additional work to be performed by or on behalf of Tenant (if any) outside of the scope of the Landlord Work (including, without limitation, with respect to the installation of any fixtures or equipment), then the delivery of such certificate, approval or substantial equivalent shall not be required for Substantial Completion to occur (and satisfaction of item (i) above shall constitute Substantial Completion). In the event of any dispute as to whether Substantial Completion has occurred, the sign-off by the municipal building inspector shall be conclusive.

Telecommunication Facilities: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

Telecommunication Services: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

Tenant: The person or entity(ies) named on the first page of this Lease.

Tenant’s Agents: Any and all officers, partners, members, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

Tenant Alterations: Defined in the Section captioned “Tenant Alterations”.

Tenant’s Pro Rata Share: 19.59%.

Year: A calendar year commencing January 1 and ending December 31 or that portion of the calendar year within the Lease Term.

ARTICLE II PREMISES AND TERM

2.1. Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease. Appurtenant to Tenant’s lease of the Premises and subject to the terms and conditions of this Lease, Tenant shall also have the non-exclusive right, in common with Landlord and other tenants and occupants of the Project, to use the common areas and parking facilities of the Project, and the right of ingress to and egress from the Premises through, over, under, across, and along the common areas and parking facilities. Subject to the terms and conditions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

2.2 Lease Term.

2.2.1 The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease. If this Lease is executed before the Premises become vacant or otherwise available or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises in time to deliver them by any estimated or anticipated Commencement Date (or any other date), or if Landlord is otherwise unable to deliver the Premises by any estimated or anticipated Commencement Date (or any other date), this Lease shall not be void or voidable, and Landlord shall not be deemed to be in default hereunder, nor shall Landlord be liable for any loss or damage directly or indirectly arising out of or resulting from such holdover or otherwise. Subject to extension for any delays caused by events of force majeure and/or Tenant or Tenant’s Agents, if Substantial Completion of the Landlord Work fails to occur by November 1, 2017 (the “Outside Date”), then Tenant (as Tenant’s sole remedy for such failure) shall thereafter, prior to the Substantial Completion of the Landlord Work, have the right to terminate this Lease by delivery of written notice of such election to Landlord, which notice must be given, if at all, on or before the date which is ten (10) days following the Outside Date, which termination shall be effective thirty (30) days after Landlord receives Tenant’s termination notice; provided, further, that if Substantial Completion of the Landlord Work occurs during such 30-day period, Tenant’s termination notice shall automatically be deemed null and void. Notwithstanding the foregoing, in the event that Tenant fails to deliver any such Lease termination notice to Landlord within ten (10) days following the Outside Date and/or prior to Substantial Completion of the Landlord Work, Tenant’s right to terminate the Lease as described herein shall automatically terminate and become null and void and be of no further force or effect. If this Lease is terminated pursuant to the terms of this paragraph, this Lease and the rights and obligations of the parties pursuant to this Lease shall cease and terminate following which neither party shall have any further rights or obligations arising out of this Lease or the termination of this Lease, except those rights and obligations expressly surviving expiration or earlier termination of this Lease.

2.2.2 Subject to all Governmental Requirements (defined below), Tenant may enter the Premises after July 31, 2017 (and prior to such date with Landlord’s written consent, which consent shall not be unreasonably withheld if the existing tenant that currently occupies the Premises as of the Effective Date of this Lease has otherwise vacated and surrendered possession of the Premises to Landlord), for the sole purpose of installing Tenant’s furniture, fixtures and equipment (provided, however, Tenant shall only be permitted to enter upon such portions of the Premises, and at such times, as Landlord reasonably determines will not unreasonably interfere with the performance of the Landlord Work). Notwithstanding the foregoing, in no event shall Tenant enter the Premises until such time as Tenant has provided Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease. Such early entry in and of itself will not advance the Commencement Date. All of the provisions of this Lease shall apply to Tenant and Landlord during any early entry, including, without limitation, the indemnities set forth in this Lease and Tenant’s obligation to not unreasonably interfere with the performance of the Landlord Work, but excluding only the obligation to pay Base Rent until the Commencement Date has occurred, whereupon Base Rent shall immediately commence. During any such early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents (subject to the terms and conditions in Section 4.15 below). Landlord shall have the right to post appropriate notices of non-responsibility in connection with any early entry by Tenant.

2.3	Intentionally Omitted.

2.4 Commencement Date Memorandum. Landlord may, at its option, prepare and submit to the Tenant a Commencement Date Memorandum in the form of Exhibit C, completed in good faith by Landlord, and executed by Landlord. The information inserted on the Commencement Date Memorandum shall be controlling and conclusive and shall prevail over any inconsistent provision in this Lease on (a) the mutual execution of the Commencement Date Memorandum by Landlord and Tenant, or (b) the lapse of seven (7) days following delivery of the Commencement Date Memorandum to Tenant without Tenant delivering to Landlord a written objection to all or part of the information in the Commencement Date Memorandum. If Tenant does object in good faith to any information set forth in the Commencement Date Memorandum, it shall execute the Commencement Date Memorandum subject to its specifically-stated, written objections. Tenant must explain the reasons for its objections in reasonable detail. That portion of the Commencement Date Memorandum to which no objection was made shall be conclusive and controlling. Pending resolution of any dispute by agreement or a final determination by a court of competent jurisdiction in accordance with this Lease, Landlord’s information as inserted in the Commencement Date Memorandum shall be utilized subject to any later adjustment agreed or found to be appropriate. Tenant’s refusal or failure to execute a Commencement Date Memorandum shall not constitute a default under this Lease, but shall neither prevent nor delay the occurrence of the Commencement Date. In no event shall this Lease or the Commencement Date Memorandum be recorded without the prior written consent of Landlord, in its sole and absolute discretion.

2.5	Use and Conduct of Business.

2.5.1 The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.5.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord’s contracts affecting any or all of the Land or Building, or creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building.

2.5.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration which can be heard or felt outside of the Premises, or any increase in the consumption level of electric power (other than ordinary and typical office equipment typically used in the ordinary course of business by similar office tenants in the Building or other Class A office buildings in the vicinity of the Project). If any of Tenant’s apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be necessary to eliminate the disturbance. No food or beverage dispensing machines shall be installed by Tenant in the Premises without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

2.5.4 Tenant shall not knowingly use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or the certification of the Building issued pursuant to any Green Agency Rating.

2.6 Compliance with Governmental Requirements and Rules and Regulations. Tenant shall comply with all Governmental Requirements relating to the Premises (including, without limitation, Tenant’s use, occupancy and operation thereof), and/or the use of the Building by Tenant and/or Tenant’s Agents, and all other covenants, conditions and restrictions and other matters of record, and Tenant shall observe such reasonable, non-discriminatory rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit D. In the event of any conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.

2.7 Relocation. Subject to the terms and conditions of this Section 2.7, at any time after the execution of this Lease, Landlord shall have the one time right, but not the obligation, to relocate Tenant from the Premises into any other premises of approximately the same size, quality, and layout, located on the third (3rd) floor of the Building (the “Relocation Premises”). Such Relocation Premises shall be deemed to be the Premises for all purposes hereunder and this Lease shall be deemed modified accordingly and shall remain in full force and effect as so modified; provided, however, if the Relocation Premises is larger or smaller than the Premises, then Base Rent, Tenant’s Pro Rata Share of Operating Costs, and all other sums payable hereunder that are based upon the square footage of the Premises shall be proportionately adjusted (but shall not be increased during the initial Lease Term). In the event Landlord elects to relocate Tenant, Landlord shall provide Tenant with written notice of its election to relocate at least forty-five (45) Business Days prior to the actual relocation date selected by Landlord (the “Relocation Notice”). The date selected by Landlord for the actual relocation of Tenant (which date must be at least forty-five (45) Business Days after the date of the Relocation Notice ) is referred to as the “Selected Date”. Following Landlord’s election and written notice thereof to Tenant, Tenant shall be obligated to relocate to the Relocation Premises by no later than the Selected Date and lease such Relocation Premises from Landlord on the same terms and conditions as this Lease. Landlord shall be obligated to pay to Tenant an allowance (the “Relocation Allowance”) equal to the reasonable out-of-pocket moving expenses actually incurred by Tenant to move from the Premises to the Relocation Premises (including the physical move from the Premises to the Relocation Premises, the expenses associated with the relocation of Telecommunication Facilities and other Tenant electronic installations, and costs for stationery, business cards, invoices, brochures and the like if Tenant’s address, facsimile or telephone numbers are changed in any manner due to the relocation); provided that, Tenant shall submit to Landlord a detailed description of the type and estimated amount of such moving expenses prior to the move and Landlord shall have consented to such expenses, which consent shall not be unreasonably withheld. Tenant shall be solely responsible for any costs and expenses incurred by it with respect to the relocation in excess of the Relocation Allowance. The work to be performed under this Section 2.7 is subject to the union labor requirement as set forth in the Section of this Lease captioned “Tenant’s Work Performance”.

2.8 Condition of Premises “AS-IS”.

2.8.1 Subject to Section 2.8.2 below, and except as expressly provided elsewhere in this Lease, Tenant hereby agrees that the Premises shall be taken “as is”, “with all faults”, without any representations or warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business, and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an “as is” condition. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition. Tenant hereby waives subsection 1 of Section 1932 of the Civil Code of California or any successor provision of law.

2.8.2 Landlord shall, on a one-time basis only, using Building-standard materials, guidelines, specifications and procedures (except to the extent otherwise designated by Landlord), perform the following work within the Premises (collectively, the “Landlord Work”): (i) install Tenant’s choice of new Building-standard carpet within the Premises; (ii) install Tenant’s choice of Building-standard VCT flooring in the kitchen and server room within the Premises; (iii) install Tenant’s choice of new Building-standard base molding throughout the Premises; (iv) paint the interior walls of the Premises utilizing Tenant’s choice of Building-standard colors; and (v) move or lift any existing furniture, fixtures and equipment in the Premises as needed to complete the Landlord Work. Except as expressly provided herein, the exact scope and specifications for each element of the Landlord Work shall be determined by Landlord in its commercially reasonable discretion. Landlord shall submit specifications for the Landlord Work at least ten (10) days prior to commencing the Landlord Work. If Tenant fails to give written notice of its approval of such specifications, or fails to send a written notice of its reasonable disapproval setting forth its reasons therefore in reasonably sufficient detail, within such ten (10) day period, Tenant shall be deemed to have approved the specifications submitted by Landlord. Tenant shall not (and Tenant shall ensure that its agents, employees and contractors do not) unreasonably interfere with the performance of the Landlord Work and shall cooperate with Landlord in connection with the performance of the Landlord Work. Landlord shall have no responsibility for, or for any reason be liable to, Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Landlord Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work, or for any inconvenience or annoyance occasioned by the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work. Tenant shall be responsible for any increase in the cost of performing the Landlord Work resulting from any negligent or unreasonable act or omission of Tenant or any agent, employee, contractor, licensee or invitee of Tenant (and Tenant shall pay any such increased costs to Landlord upon demand).

2.8.3 Landlord hereby represents to Tenant that, to the actual knowledge of Landlord, (i) Landlord has not received written notice from a governmental authority with jurisdiction indicating that the Premises contain Hazardous Substances in violation of applicable Governmental Requirements and that remediation is required (which violation has not been cured), and (ii) Landlord has not received written notice from a governmental authority with jurisdiction indicating that the Premises is in violation of applicable Governmental Requirements and that remediation is required (which violation has not been cured). Landlord also hereby represents that, as of the Commencement Date, the existing plumbing, lighting, electrical, mechanical and HVAC systems serving the Premises (collectively, the “Building Systems”) shall be in good working order; provided, however, if Tenant does not deliver written notice to Landlord of any material breach of such representation within thirty (30) days following the Commencement Date, then Tenant shall be deemed to have inspected and accepted the Building Systems in their present condition, and the correction of any subsequently discovered defects shall be the obligation of the applicable party pursuant to the other provisions of this Lease. If a material breach of the foregoing representation exists, and Tenant timely (i.e., within thirty (30) days following the Commencement Date) delivers written notice to Landlord setting forth in reasonable detail a description of such material breach, Landlord shall, as Tenant’s sole and exclusive remedy, rectify the same at Landlord’s expense, and not as part of Operating Costs (provided, however, in no event shall Landlord be responsible for any damages or defects to the extent existing as a result of any act or omission of Tenant or Tenant’s agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees, all of which shall be the sole responsibility of Tenant).

2.8.4 Tenant acknowledges that Landlord may elect, in Landlord’s sole and absolute discretion, at anytime during the Lease Term, to install (at Landlord’s sole cost and expense) a multi-tenant corridor (the “Corridor Work”) to demise the Premises from the remainder of the third (3rd) floor during the Tenant’s occupancy of the Premises. If, however, Landlord leases space adjacent to the Premises on the third (3rd) floor of the Building to a third party, then Landlord shall be obligated to perform the Corridor Work (at Landlord’s sole cost and expense) following the date Landlord enters into such lease with such third party, which Corridor Work shall include demolishing any partial walls, installing new drywall, painting same to match the existing wall colors, and modifying the ceiling and flooring as necessary to reasonably match the interior or the Premises. Landlord shall perform and complete the Corridor Work in compliance with all Governmental Requirements. In either of such events, the square footage of the Premises shall not be reduced and Landlord shall use commercially reasonable efforts to not unreasonably interfere with Tenant’s use and occupancy of and access to the Premises during performance of the Corridor Work. Except as expressly provided herein, the exact scope and specifications for each element of the Corridor Work shall be determined by Landlord in its commercially reasonable discretion. Tenant shall not (and Tenant shall ensure that its agents, employees and contractors do not) unreasonably interfere with the performance of the Corridor Work and shall cooperate with Landlord in connection with the performance of the Corridor Work, including, without limitation, by permitting the Landlord to move any equipment and other property which Landlord or its contractor may request be moved (at Landlord’s sole cost and expense). If the Corridor Work is performed during Tenant’s occupancy of the Premises, Landlord shall use commercially reasonable efforts to cause the Corridor Work to be performed outside of normal business hours, but shall not have any obligation to pay overtime or other premiums and, if the Corridor Work is to be performed during normal business hours, Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant’s business in, and occupancy of, the Premises. Tenant hereby agrees that the performance of the Corridor Work in accordance with this Section 2.8.4 shall in no way constitute a constructive eviction of Tenant, or entitle Tenant to any abatement of rent payable pursuant to the Lease. Landlord shall have no responsibility for, or for any reason be liable to, Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Corridor Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the performance of the Corridor Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Corridor Work, or for any inconvenience or annoyance occasioned by the performance of the Corridor Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Corridor Work; provided, however, that Landlord shall be responsible for any actual damage to Tenant’s personal property or personal injury to Tenant’s Agents caused by the gross negligence or willful misconduct of Landlord and/or Landlord’s Agents, but subject in all events to Section 4.15 below. Landlord shall promptly repair any damage to the Premises to the extent caused by Landlord and/or Landlord’s Agents during the performance of the Corridor Work. Tenant shall be responsible for any increase in the cost of performing the Corridor Work resulting from any negligent or unreasonable act or omission of Tenant or any agent, employee, contractor, licensee or invitee of Tenant (and Tenant shall pay any such increased costs to Landlord upon demand).

2.8.5 Landlord will request that the existing tenant of the Premises (the “Existing Tenant”) surrender the Premises to Landlord with certain existing office furniture in place. Tenant shall have the right to designate, by written notice to Landlord delivered within ten (10) Business Days following the mutual execution and delivery of this Lease, that Landlord remove from the Premises any unwanted portion of any such furniture within the Premises that is surrendered by the existing tenant of the Premises (the “Existing Furniture”). Tenant hereby agrees that Landlord makes no representation or warranty with regard to the Existing Furniture, and Tenant shall accept the same in its “as-is” condition, without representation or warranty of any kind (express or implied) by Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to remove the Existing Furniture upon the expiration or earlier termination of the Lease Term.

2.9 Sustainable Building Operations.

2.9.1 This Building is or may become in the future certified under certain Green Agency Ratings or operated pursuant to Landlord’s sustainable building practices, as same may be in effect or modified from time to time. Landlord’s sustainability practices address, without limitation, whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. All of Tenant’s construction and maintenance methods and procedures, purchase of materials, and disposal of waste must be in compliance with minimum standards and specifications as outlined by the Green Agency Ratings, in addition to all Governmental Requirements.

2.9.2 Tenant shall use commercially reasonable efforts to ensure the use of proven energy and carbon reduction measures (as may be designated by Landlord in writing from time to time), including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid overlighting interior spaces; closing shades on the south side of the building to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA’s Water Sense® program.

2.10 Recycling and Waste Management. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future Governmental Requirements regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy, as stated in the Rules and Regulations (as such policy may be amended or supplemented from time to time), as part of Landlord’s sustainability practices where it may be more stringent than applicable Governmental Requirements, including without limitation, recycling such categories of items designated by Landlord and transporting such items to any recycling areas designated by Landlord; (c) to sort and separate its trash and recycling into such categories as are provided by Governmental Requirements or Landlord’s then-current sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by Governmental Requirements, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this paragraph 2.10.

2.11 Accessibility Disclosure. Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord’s rules and requirements; (ii) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection; and (iii) to the extent that any work, repairs, replacements, or improvements are recommended or required by the CASp (or otherwise required as a result of any such CASp inspection or anything done by Tenant in its use or occupancy of the Premises), then, at Landlord’s election, Tenant shall be required to perform the same at Tenant’s sole cost and expense (subject to the terms and conditions of this Lease and Landlord’s right to approve of detailed plans and specifications in advance); provided, however, Landlord shall have the option to perform any or all of the foregoing at Tenant’s sole cost and expense (with Tenant to reimburse Landlord upon demand for the reasonable costs and expenses incurred by Landlord in performing the same). Notwithstanding the foregoing (except to the extent any of the following alterations or improvements are required as a result of Tenant’s specific use of the Premises or any alterations, improvements or other work performed by or on behalf of Tenant, in which case Tenant shall be responsible therefor at Tenant’s sole cost and expense), Landlord (not Tenant) shall be responsible, at Landlord’s sole cost and expense, for making all alterations and improvements required under Governmental Requirements to remedy any violation of Governmental Requirements which existed prior to the date Tenant was first granted access to any portion of the Premises (the “Early Access Date”) and which was not subject to any variance or grandfathered code waiver exemption (but only to the extent that (i) remediation is required by a governmental authority with jurisdiction, and (ii) such governmental authority, if it had knowledge of the condition prior to the Early Access Date, would have then required remediation pursuant to then-current applicable requirements of Governmental Requirements, in their form existing as of the Early Access Date and pursuant to the then-current interpretation of such Governmental Requirements by such governmental authority as of the Early Access Date).

2.12 Rooftop Premises. Landlord hereby grants to Tenant the nonexclusive right to occupy a portion of the roof of the Building, as designated by Landlord in Landlord’s reasonable discretion (hereinafter called the “Rooftop Premises”) so that Tenant may install, use, operate and maintain no more than one (1) satellite dish and its appurtenant conduit and cabling (the “Rooftop Equipment”), for receiving purposes only until the expiration or termination of the term of this Lease. Landlord may, from time to time (but not more than twice during the Lease Term), upon not less than thirty (30) days prior written notice to Tenant, require Tenant to relocate the Rooftop Equipment to another location on the roof of the Building as designated by Landlord (which new location shall thereafter be deemed the Rooftop Premises). Tenant shall perform any such relocation at Tenant’s sole cost and expense in accordance with the terms of this Section 2.12 and this Lease. Notwithstanding anything to the contrary set forth in this

Section 2.12, neither the Rooftop Equipment, nor any work or act in connection with the Rooftop Equipment, by or on behalf of Tenant may invalidate or otherwise affect the warranty relating to the roof, unless otherwise specified by Landlord in writing in its sole and absolute discretion. The Rooftop Equipment shall not exceed eighteen (18) inches in diameter and shall otherwise have commercially reasonable specifications commonly found in communications Rooftop Equipment of tenants at comparable buildings in the general vicinity of the Building (as reasonably determined by Landlord) and shall be in accordance with the additional following conditions:

2.12.1 The use of the Rooftop Equipment shall be restricted to Tenant’s internal communications purposes only and shall not be used for profit making purposes or available for use by any party except Tenant.

2.12.2 Tenant shall reimburse Landlord, within thirty (30) days after receipt by Tenant of an invoice, and Tenant’s receipt of reasonable supporting documentation, for all reasonable costs and expenses incurred by Landlord for any architectural, engineering, supervisory and/or reasonable legal services in connection with the Rooftop Equipment, including, without limitation, Landlord’s review of the plans and specifications for the Rooftop Equipment. Without limiting the foregoing, Tenant shall promptly, at its sole cost and expense, repair any and all damage resulting from the presence and/or use of the Rooftop Equipment and pay to Landlord any and all other costs actually incurred by Landlord in connection with the Rooftop Equipment. Notwithstanding the foregoing, there shall be no monthly rental for the use of the rooftop for Tenant’s satellite/communications equipment.

2.12.3 The Rooftop Equipment shall be installed, used, operated and maintained solely on the Rooftop Premises and solely at the expense of Tenant. Tenant shall perform the installation of the Rooftop Equipment in accordance with an installation program reasonably approved and supervised by Landlord or Landlord’s contractor, and Tenant shall neither bring the Rooftop Equipment nor any associated equipment to the Premises or Rooftop Premises without first giving Landlord fifteen (15) Business Days’ prior written notice of the date and time of the planned installation. Tenant shall ensure that the Rooftop Equipment shall in all cases be installed, used, operated, maintained and removed in compliance with the following requirements (all as determined by Landlord in its sole and absolute discretion): (i) the Rooftop Equipment shall not interfere in any way with the Building’s existing engineering or other maintenance functions or duties; (ii) the Rooftop Equipment must be properly secured and installed so as not to be affected by high winds or other weather elements; (iii) the Rooftop Equipment must be properly grounded; (iv) the weight of the Rooftop Equipment shall not exceed the load limits of the Building; and (v) in no event shall the Rooftop Equipment or any appurtenant wiring or cable interfere with or otherwise adversely affect the electrical, mechanical, structural, life safety or other building systems of the Building. Tenant shall bear all costs and expenses in connection with the installation, use, operation, maintenance and removal of the Rooftop Equipment, including all costs relating to the repair of any damage to the roof or other parts of the Building caused directly or indirectly by any such installation, use, operation, maintenance or removal, including, without limitation, water damage or other damage resulting from weather elements.

2.12.4 The installation of the Rooftop Equipment, excluding any necessary penetration of the roof of the Building, shall be performed by Tenant’s contractor, as reasonably approved by Landlord, and at Tenant’s expense (or, at Landlord’s option, by Landlord’s contractor, at Tenant’s expense), provided such installation is of a non-penetrating surface mount only. Tenant may not install the Rooftop Equipment in a manner that penetrates the roof membrane of the Building, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Without limiting Tenant’s other obligations, Tenant shall reimburse Landlord for all actual costs associated with obtaining confirmation that Landlord’s roof warranty will not be affected by any penetration. All work done in connection with any permitted roof penetration shall be performed by Landlord or Landlord’s agent at Tenant’s sole cost and expense. The installation of the Rooftop Equipment shall not damage the Building or existing structures thereon. Landlord may obtain the services of a structural engineer to design any additional supports required to support the Rooftop Equipment, and to monitor the installation thereof, and Tenant shall reimburse Landlord, within thirty (30) days after receipt by Tenant of an invoice, and Tenant’s receipt of reasonable supporting documentation, for Landlord’s cost of such services and such supports. The Rooftop Equipment shall remain the personal property of Tenant and shall be removed by Tenant prior to the expiration or earlier termination of this Lease, and Tenant shall repair any damage caused by the removal of the Rooftop Equipment and its associated wiring, cables and other components and immediately, at Tenant’s sole cost and expense, restore the Rooftop Premises to the condition which existed prior to the installation of the Rooftop Equipment.

2.12.5 Tenant may, at Tenant’s own cost and expense, upon reasonable prior written notice to Landlord, and only when accompanied by a representative of Landlord, access the Rooftop Premises to repair, replace, reorient or remove the Rooftop Equipment, or replace it with generally similar equipment, provided that (i) any new equipment does not weigh more than the original Rooftop Equipment and can be properly accommodated on Rooftop Premises without placing materially greater demands upon the electrical, mechanical, structural, life safety or other building systems of the Building than the original Rooftop Equipment; (ii) Tenant at its cost shall restore the Building to the condition in which it was prior to such repair, reorientation, removal or replacement, and all of such repair, reorientation, removal or replacement shall be performed in accordance with Landlord’s and industry standard engineering practices and by contractors or other persons approved by Landlord; and (iii) all plans and designs of Tenant relating to such repair, reorientation, removal or replacement shall in any case be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned or delayed.

2.12.6 Tenant hereby agrees that the Rooftop Premises shall be taken “as is”, “with all faults”, without any representations and warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Rooftop Premises and the suitability of same for Tenant’s purposes.

2.12.7 Tenant, at Tenant’s sole cost and expense, will, at all times in connection with the installation, use, operation and maintenance of the Rooftop Equipment, comply with all governmental and legal requirements affecting the installation, use, operation and maintenance of the Rooftop Equipment, including, without limitation, applicable building and fire codes, and will comply with all requirements of the Federal Aviation Administration and Federal Communications Commission in respect thereof. Tenant, at Tenant’s sole cost and expense, shall be obligated to secure and obtain and provide Landlord with copies of all required permits, approvals and licenses for or with respect to the installation or operation of the Rooftop Equipment prior to the commencement of any installation activities hereunder, and Tenant shall be obligated to keep in full force and effect and renew, as applicable, all required permits, approvals and licenses required hereunder.

2.12.8 During the entire period that the Rooftop Equipment is situated in the Rooftop Premises, Tenant agrees to maintain comprehensive general public liability insurance against all claims for bodily injury, death and property damage occurring in the Rooftop Premises and the area surrounding or in any way related to the Rooftop Equipment in the amounts and in accordance with the terms set forth in this Lease and as otherwise reasonably designated by Landlord; Tenant shall ensure that all insurance policies shall name Landlord and any other party reasonably designated by Landlord as additional insureds. Tenant shall pay, immediately upon demand, for the cost of any additional insurance incurred by Landlord or the increase in any premiums on insurance maintained by Landlord arising by reason of the erection or installation and maintenance of the Rooftop Equipment.

2.12.9 Landlord shall not be liable in any respect for damages to either person or property nor shall Tenant be relieved from fulfilling any covenant or agreement hereof as a result of any temporary or permanent interruption of electrical service. Landlord shall use reasonable diligence to restore any interruption in electrical service promptly, but Tenant shall have no claim for damages, consequential or otherwise, on account of any interruption. Tenant acknowledges that Landlord may, as part of its maintenance and repair obligations at the Project, require a temporary interruption of electrical service that may cause a temporary disruption of service to Tenant or the Rooftop Equipment. Except in the event of an emergency (in which case no notice shall be required), Landlord shall endeavor to give at least forty-eight (48) hours’ written notice of any planned electrical interruption. Landlord shall have no obligation hereunder to provide alternate power from emergency power sources.

2.12.10 Each contractor performing any portion of Tenant’s installation of the Rooftop Equipment shall be subject to Landlord’s approval and shall maintain the insurance required by the terms of the Lease.

2.12.11 All work performed by or on behalf of Tenant pursuant to this Section 2.12 shall be subject to all of the terms and conditions of this Lease (including, without limitation, Section 4.4 and Section 4.5 below).

2.13 Option to Renew.

2.13.1 Renewal Option. Provided Tenant is not and has not been in default under this Lease beyond any applicable notice and cure period, and subject to the terms and conditions of this Section 2.13, Tenant shall have one (1) option to renew (the “Option to Renew”) the Lease Term with respect to the entire Premises, for a period of sixty (60) months following the scheduled expiration date of the initial Lease Term (such sixty (60) month period, the “Option Term”). If the Option to Renew is exercised during any applicable cure period following an event, which with the passage of time or the giving of notice, or both, would constitute an Event of Default, then such exercise shall be void and of no further force or effect. Except as set forth in this Section 2.13 or otherwise stated as being applicable only to the initial Lease Term (or any prior portion of the Lease Term), all terms and conditions of this Lease shall remain the same during the Option Term. Monthly Base Rent during the Option Term shall be the then Fair Market Rental Rate. “Fair Market Rental Rate” shall mean the net effective market rental (plus any escalations thereof) then being offered and accepted by tenants for space comparable to the Premises in size, quality, utility and location in the Project and in the Westlake Village market area, taking into account the credit worthiness of the tenant, the length of the term, the base year, allowances and concessions and the quality of the existing tenant improvements. The “net effective market rental” shall equal the arithmetic average of the rental rate over the term of such comparable lease, provided that the value of the then existing improvements in the Premises shall be taken into account in determining what improvements are granted by landlords under similar circumstances, and the value of the free parking under this Lease shall also be taken into account in determining the Fair Market Rental Rate.

2.13.2 Notice of Exercise. In order to timely exercise the Option to Renew, Tenant shall give Landlord written notice of its intent to exercise the Option to Renew on a date which is at least two hundred seventy (270) days but not more than three hundred sixty (360) days prior to the expiration of the immediately preceding Lease Term, time being of the essence. If Tenant fails to timely notify Landlord in writing of its intent to exercise the Option to Renew, the Option to Renew shall terminate, and Landlord shall be free to enter into a lease for the Premises (or any part thereof) with a third party on any terms Landlord desires. Within twenty (20) Business Days after Landlord receives the notice described in the previous sentence, Landlord will provide Tenant with Landlord’s determination of the Base Rent for the Option Term. Tenant shall have thirty (30) days from Landlord’s notification of the proposed Base Rent to accept Landlord’s determination of Base Rent for the Option Term or provide its own determination of Fair Market Rental Rate for Landlord’s consideration accompanied by market information on which Tenant based its determination.

2.13.3 Dispute Regarding Fair Market Rental Rate. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the Option Term using their best good faith efforts within thirty (30) days from Tenant’s determination of the Fair Market Rental Rate pursuant to Section 2.13.2 above, Landlord shall, no more than ten (10) days thereafter, select an independent real estate broker with at least seven (7) years experience in the Westlake Village, California commercial real estate market, who shall prepare a written market report of the Fair Market Rental Rate using the assumptions described in Section 2.13.1. The report shall be completed and delivered to Tenant and Landlord within thirty (30) days from the date Landlord selects the real estate broker. Such broker’s determination of Fair Market Rental Rate shall be determinative unless Tenant disputes it as provided in the next sentence. If Tenant disputes such report, Tenant shall, within seven (7) days following delivery of the report, deliver to Landlord written notice (a) that Tenant disputes such report, and (b) of the identity of another real estate broker selected by Tenant meeting the qualifications set forth in this paragraph. The broker selected by Tenant shall submit his report of the Fair Market Rental Rate using the assumptions described in Section 2.13.1 within twenty-five (25) days following the delivery of Tenant’s notice to Landlord disputing the initial report. If the two (2) reports are within five percent (5%) of each other, the Fair Market Rental Rate shall be that set forth in the report of Landlord’s broker. If not, then within five (5) days after the delivery of the second report, the two (2) brokers shall appoint a third broker meeting the qualifications set forth in this paragraph, and the third broker shall deliver his decision within ten (10) days following his selection and acceptance of the appraisal assignment. The third broker shall be limited in authority to selecting, in his opinion, which of the two (2) earlier reports determinations best reflects the Fair Market Rental Rate under the assumptions set forth in this paragraph. The third broker must choose one of the two (2) earlier reports, and, upon doing so, the third broker’s determination shall be the controlling determination of the Fair Market Rental Rate. Each party shall pay the costs and fees of the broker it selected; if a third broker is selected, the party whose report is not selected to be the Fair Market Rental Rate by said third broker shall pay all of said third broker’s costs and fees.

2.13.4 Conditions. The Option to Renew shall be conditioned upon the following: (i) at the time of Tenant’s notice to Landlord of its intent to exercise the Option to Renew and continuing thereafter until the commencement of the Option Term, Tenant (or its Affiliate) shall have been in possession of, and occupying, the Premises for the conduct of its business therein and there shall have been no assignment of this Lease or subletting of any portion of the Premises (other than to an Affiliate); (ii) if Tenant fails to timely and properly exercise the Option to Renew then the Option to Renew, and any subsequent Option to Renew, shall immediately terminate and be of no force or effect, and (iii) the rights contained in this Section 2.13 shall be personal to the original Tenant under this Lease, (the “Original Tenant”), or its Affiliate, and not any other assignee or sublessee, and may be exercised only by the Original Tenant or an Affiliate and only if the Original Tenant or an Affiliate occupies the entire Premises as of the date it exercises the Option to Renew in accordance with the terms of this Section 2.13.

ARTICLE III BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1. Payment of Rental. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing. Tenant may pay all amounts owing to Landlord under this Lease by ACH or wire transfer pursuant to written instructions furnished by Landlord to Tenant.

3.2. Base Rent.

3.2.1 On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar month of the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated.

3.2.2 Subject to the terms and conditions of this Section 3.2.2, provided that no Event of Default exists and no Event of Default has occurred beyond any applicable notice and cure period, Tenant shall be credited with the payment of monthly Base Rent due under this Lease for the second (2nd) through sixth (6th) months of the initial Lease Term only (collectively, the “Base Rent Credit”), as and when the same become due and payable (for a total Base Rent Credit equal to Two Hundred Four Thousand Seven Hundred Fifty-Five Dollars ($204,755.00) in the aggregate, subject to the terms hereof). No such Base Rent Credit shall reduce the amount of any other amounts which are otherwise payable by Tenant under this Lease. Tenant understands and agrees that receipt of the full amount of the foregoing Base Rent Credit is conditioned upon no Event of Default occurring under this Lease beyond any applicable notice and cure period during the initial Lease Term. Accordingly, upon the occurrence of any Event of Default under this Lease beyond any applicable cure period, the foregoing Base Rent Credit shall immediately become null and void, and, following any termination of this Lease by Landlord as a result thereof, any unamortized portion of the Base Rent Credit (based upon an amortization period from the Commencement Date until the expiration of the sixty-fifth (65th) month of the initial Lease Term) shall be included in Landlord’s damages under Section 5.2, and Tenant shall no longer receive any credit remaining on account of such Base Rent Credit.

3.3. Lease Security Deposit.

3.3.1 On execution of this Lease, Tenant shall pay to Landlord the sum specified in the definition of the term Lease Security Deposit, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease beyond any applicable notice and cure period, Landlord may apply all or any part of the Lease Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, within five (5) Business Days of Landlord’s written demand, deposit with Landlord the amount so applied so that Landlord shall have the full Lease Security Deposit on hand at all times during the Lease Term. In the event Tenant defaults on its obligations to pay Base Rent, Additional Rent or any other sum as and when due under this Lease on more than two occasions during any twelve (12) month period, Landlord may, at any time thereafter require an increase in the Lease Security Deposit by an amount equal to twenty-five percent (25%) of the amount specified in the definition of the term Lease Security Deposit and Tenant shall immediately deposit such additional amount with Landlord upon Landlord’s demand. Following such increase, the definition of the term Lease Security Deposit shall refer to the amount of the Lease Security Deposit prior to the increase plus the increased amount. The remedy of increasing the Lease Security Deposits for Tenant’s multiple defaults shall be in addition to and not a substitute for any of Landlord’s other rights and remedies under this Lease or applicable law. Additionally, Landlord’s use or application of all or any portion of the Lease Security Deposit shall not preclude or impair any other rights or remedies provided for under this Lease or under applicable law and shall not be construed as a payment of liquidated damages.

3.3.2 If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the remaining Lease Security Deposit shall be repaid to Tenant, without interest, within thirty (30) days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Lease Security Deposit and any such act on the part of Tenant shall be without force or effect.

3.3.3 In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Lease Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord’s damages.

3.3.4 In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Landlord shall have the right to transfer the Lease Security Deposit to the vendee or the transferee, and Landlord shall be considered released by Tenant from all liability for the return of the Lease Security Deposit following such transfer. Tenant shall look solely to the transferee for the return of the Lease Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Lease Security Deposit to a new transferee. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sum (or any other or additional Lease Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be.

3.3.5 In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Lease Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return or the Lease Security Deposit.

3.3.6 No right or remedy available to Landlord in this Lease shall preclude or extinguish any other right to which Landlord may be entitled. It is understood that if Tenant fails to perform its obligations and to take possession of the Premises as provided in this Lease, the Prepaid Rent and the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord’s damages and such application of funds shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 3.3 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any of Tenant’s Agents.

3.3.7 Provided that no Event of Default exists under this Lease beyond applicable notice and cure periods, and no Event of Default has occurred under this Lease beyond applicable notice and cure periods, Tenant shall be entitled to reimbursement from Landlord in an amount up to: (i) Sixty-Six Thousand Fifty Dollars ($66,050.00) (the “2017 Allowance”) for Tenant’s actual and reasonable costs and expenses paid to unaffiliated third parties for the installation of Tenant Alterations (as defined in Section 4.4 below) during the 2017 calendar year, and (ii) Sixty-Six Thousand Fifty Dollars ($66,050.00) (the “2018 Allowance”) for Tenant’s actual and reasonable costs and expenses paid to unaffiliated third parties for the installation of Tenant Alterations during the 2018 calendar year. Such Tenant Alterations, if any, must be performed by Tenant in accordance with all terms and conditions of the Lease (including, without limitation, Section 4.4 below). The disbursement of the 2017 Allowance and 2018 Allowance to Tenant shall be made by Landlord within thirty (30) days after the later to occur of: (i) Tenant’s payment to Landlord of an amount equal to the 2017 Allowance and 2018 Allowance (as applicable), which amounts shall be added to the Lease Security Deposit and subject to the terms and conditions contained in this Section, (ii) completion of the Tenant Alterations (if any) for which Tenant will seek reimbursement from Landlord pursuant to the 2017 Allowance and/or 2018 Allowance, as applicable (and confirmation from

Landlord that no substandard work has been performed), (iii) Landlord’s receipt of reasonably detailed invoices evidencing the actual and reasonable costs and expenses paid by Tenant to unaffiliated third parties for the performance of the subject work (if any), (iv) Landlord’s receipt of unconditional lien waivers from all contractors and subcontractors who have performed work in or about the Premises, if any (and from all suppliers of materials), and (v) any other information reasonably requested by Landlord in connection therewith. Notwithstanding the foregoing, in no event shall Landlord be obligated to make disbursements pursuant to this Section in a total amount which exceeds the aggregate amount of the 2017 Allowance and the 2018 Allowance, and in no event shall Tenant be entitled to any portion of the 2017 Allowance or 2018 Allowance not requested by Tenant in writing (in accordance with the terms and conditions hereof) on or prior to June 1, 2018 (with respect to the 2017 Allowance) or June 1, 2019 (with respect to the 2018 Allowance) (nor shall the 2017 Allowance and/or the 2018 Allowance be available for any work or other alterations not completed by Tenant, or applied towards Base Rent, prior to June 1, 2018 [with respect to the 2017 Allowance] or June 1, 2019 [with respect to the 2018 Allowance]). Promptly following the conclusion of construction, if any, Tenant shall deliver to Landlord (x) final lien releases from all contractors and subcontractors who have performed work in or about the Premises, and (y) a copy of any available warranties, guaranties, and operating manuals and information relating to the Tenant Alterations. Subject to the terms and conditions contained herein, Tenant may use any unused and unallocated portion of the 2017 Allowance and/or the 2018 Allowance towards Tenant’s moving costs, or the costs of Tenant’s furniture, fixtures or equipment installed in the Premises, or towards the payment of monthly Base Rent due under the Lease with respect to the Premises. If any portion of the 2017 Allowance and/or the 2018 Allowance is to be used towards Tenant’s moving costs, or the costs of Tenant’s furniture, fixtures or equipment installed in the Premises, or the payment of monthly Base Rent due under the Lease with respect to the Premises, then in addition to any other requirements stated herein (including, without limitation, the requirement that Tenant apply any unused portion of the 2017 Allowance and/or 2018 Allowance against Base Rent on or before June 1, 2018 [with respect to the 2017 Allowance] and on or before June 1, 2019 [with respect to the 2018 Allowance]), such credit shall be subject to there being no outstanding construction projects by or for the benefit of Tenant within the Premises (if any) which, in the reasonable judgment of Landlord, will cost in excess of the balance of the 2017 Allowance and/or the 2018 Allowance (as applicable). Provided that: (i) Tenant has deposited with Landlord an amount equal to the “2017 Allowance” and an amount equal to the “2018 Allowance” (as such terms are defined in Section 4.4.2 below, and (ii) provided no Event of Default has occurred beyond applicable notice and cure periods on more than two (2) occasions during any twelve (12) month period and/or no Event of Default then exists beyond applicable notice and cure periods, the Lease Security Deposit shall be reduced in accordance with the following schedule:

Reduction Date	Reduction Amount	Security Deposit Amount after Reduction
If Tenant has deposited with Landlord an amount equal to the 2017 Allowance, the last day of the 36th month of the Lease Term	$66,050.00	$113,523.43*
If Tenant has deposited with Landlord an amount equal to the 2018 Allowance, the last day of the 48th month of the Lease Term	$66,050.00	$47,473.43

*	Assumes Tenant has previously deposited with Landlord an amount equal to both the 2017 Allowance and the 2018 Allowance, thereby increasing the original Lease Security Deposit from $47,473.43 to $179,573.43.

Subject to the terms and conditions contained herein, Landlord agrees to pay to Tenant the applicable Reduction Amount within thirty (30) days following the applicable Reduction Date. Tenant agrees and acknowledges that the foregoing Security Deposit reduction schedule is conditioned upon Tenant depositing with Landlord an amount equal to the “2017 Allowance” and an amount equal to the “2018 Allowance”, and no Event of Default occurring beyond applicable notice and cure periods on more than two (2) occasions during any twelve (12) month period and/or no Event of Default then existing under this Lease beyond applicable notice and cure periods at the time of such scheduled deduction. In the event Tenant fails to deposit with Landlord the 2017 Allowance and the 2018 Allowance, or an Event of Default occurs on more than two (2) occasions beyond applicable notice and cure periods during any twelve (12) month period and/or an Event of Default then exists under this Lease beyond applicable notice and cure periods at the time of such scheduled deduction, then the foregoing reduction schedule shall be null and void and Landlord shall not be required to accept (nor shall Tenant be entitled to) any further reduction of the Security Deposit. Tenant shall not be entitled to reduce the Security Deposit except as expressly set forth in this Section 3.3.7.

3.4. Additional Rent. Definitions of certain terms used in this paragraph are set forth in the last subparagraph of this Section 3.4. Tenant agrees to pay to Landlord, as additional rent as computed in this paragraph (individually and collectively the “Additional Rent”), all Operating Costs Allocable to the Premises in excess of the Base Amount Allocable to the Premises; provided, however, in no event shall Tenant be responsible for payment of such excess during the first twelve (12) full calendar months of the Lease Term.

3.4.1 Estimated Operating Costs. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year following the Base Year and the amount payable monthly by Tenant for the same shall be computed as follows: one-twelfth (1/12) of the amount of Estimated Operating Costs Allocable to the Premises in excess of the Base Amount Allocable to the Premises shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If such written statement is furnished after the commencement of the Year (or as to the first Year under this Lease, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year under this Lease, after the Commencement Date) for which no payment was paid, within thirty (30) days of Tenant’s receipt of such statement. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, Tenant shall adjust its payments to Landlord accordingly. Failure of Landlord to furnish any statement hereunder shall in no event affect or impair Tenant’s obligation to pay all Operating Costs Allocable to the Premises and all other amounts due under this Lease.

3.4.2 Actual Costs. After the close of each Year after the Base Year, Landlord shall use commercially reasonable efforts to deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year within one hundred twenty (120) days after the close of each Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord’s option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant (or in the event the Lease Term is expired or terminated, Landlord shall pay any such amount to Tenant within twenty (20) Business Days following the date of such statement). The failure of Landlord to timely furnish such statement for any Year shall not preclude Landlord from subsequently enforcing its rights to collect any amounts hereunder. Notwithstanding anything herein to the contrary, if Landlord fails to charge Tenant for any particular item of Operating Costs within twelve (12) months after the end of any Year during the Lease Term for which such Operating Cost is applicable, Landlord shall be deemed to have forfeited the right to bill Tenant for such particular item of Operating Costs with respect to such Year (except to the extent of any Operating Costs related to supplemental taxes, assessments, utility surcharges or other costs or expenses attributable to such calendar year which were not reasonably known to Landlord during the Year in question, for which no such limitation shall apply).

3.4.3 Determination. The determination of Operating Costs Allocable to the Premises shall be made by Landlord.

3.4.4 Operating Cost Audit. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than two (2) years following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease beyond any applicable notice and cure period, Tenant may, at Tenant’s sole cost and expense (except as expressly set forth below), cause a Qualified Person (defined below) to inspect Landlord’s records. Such inspection, if any, shall be conducted no more than once each calendar year, during Landlord’s normal business hours within one hundred eighty (180) calendar days after receipt of Landlord’s written statement of Operating Costs Allocable to the Premises for the applicable calendar year (or, with respect to Base Year Operating Costs, within two (2) years after the expiration of the Base Year), upon first furnishing Landlord at least twenty (20) calendar days prior written notice. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor reasonably chosen by Landlord. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease (or in the event the Lease Term is expired or terminated, Landlord shall pay any such amount to Tenant within twenty (20) Business Days following Landlord’s receipt of the audit results). In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given calendar year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than four percent (4%), Landlord shall promptly reimburse Tenant for the cost of its audit, up to a maximum amount of the overstatement in question.

3.4.5 End of Term. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is three hundred sixty (360); (c) the Base Amounts Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted from the clause (b) amounts (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amounts exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord’s delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (e) if Tenant is not then in default of any of its obligations under this Lease. Landlord’s and Tenant’s obligations under this Section 3.4.5 shall survive the expiration or other termination of this Lease.

3.4.6 Definitions. Each underlined term in this Section 3.4 shall have the meaning set forth next to that underlined term:

Base Amount Allocable to the Premises: Operating Costs Allocable to the Premises for the Base Year.

Estimated Operating Costs Allocable to the Premises: Landlord’s written estimate of Operating Costs Allocable to the Premises for a calendar year to be given by Landlord to Tenant pursuant to Section 3.4.1.

Operating Costs: All costs and expenses paid or incurred by Landlord for maintaining, operating, replacing, owning and repairing any or all of the Land, Building, Premises, related improvements, and the personal property used in conjunction with such Land, Building, Premises and related improvements. Included, without limitation, are all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services, cable television, steam, heat, cooling or any other similar service and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning, painting and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) management fees (not to exceed 3% of the gross revenues of the Project); (f) compensation (including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this paragraph at the senior property manager level and below; (g) license, permit and inspection fees; (h) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (i) rental of any machinery or equipment; (j) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (k) the cost of repairs or replacements; (l) charges under maintenance and service contracts; (m) legal fees and other expenses of legal or other dispute resolution proceedings; (n) maintenance and repair of the roof and roof membranes, (o) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws, and to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Land; (p) elevator service and repair, if any; (q) business taxes and license fees; (r) Property Taxes; (s) all insurance maintained by Landlord, together with deductibles therefor; (t) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building; (u) insurance endorsements or insurance policies purchased in order to repair, replace and re-commission the Building for re-certification pursuant to any Green Agency Rating (or, in the event the Building has not achieved any certification under any Green Agency Rating, such insurance that is purchased in order to facilitate rebuilding the building upon a casualty so as to achieve such certification) or support achieving energy and carbon reduction targets; (v) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and /or built to be sustainable and conform with any Green Agency Rating, and all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under any Green Agency Rating; and (w) the amortization of costs of capital improvements installed or constructed by or on behalf of Landlord, which are (A) intended to increase the operating efficiency of the Building, Project or any portion thereof, (B) required under any new or change in governmental law or regulation of any Governmental Agency implemented after the Commencement Date, and/or (C) relating to the replacement or repair of capital items that, in Landlord’s reasonable judgment, have worn out, become obsolete or otherwise require replacement (including, without limitation, replacement of the roof structure and roof membranes, parking area resurfacing and resealing, and replacement of Building Systems and facilities). Costs associated with any such capital improvements installed or constructed by Landlord, whether such were constructed or installed before or after the Commencement Date, shall be amortized with interest at the Prime Rate plus four (4) percentage points over the estimated useful life of the capital improvement as reasonably determined by Landlord and the annual amortization of principal and interest attributable to the Lease Term shall be an Operating Cost. If less than ninety-five percent (95%) of the net rentable area of the Building or Project is occupied by tenants at all times during any calendar year (including, without limitation, the Base Year), then Operating Costs for such year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building and Project been occupied at all times during such year by tenants. Notwithstanding anything to the contrary herein, in no event shall costs for any item of utilities included in Operating Costs for any year subsequent to the Base Year be less than the amount included in Operating Costs for the Base Year for such utility item. Notwithstanding anything to the contrary herein, when calculating Operating Costs for the Base Year, Operating Costs shall exclude (i) increases due to extraordinary circumstances including, but not limited to, labor-related boycotts and strikes, utility rate hikes, utility conservation surcharges, or other surcharges, insurance premiums resulting from terrorism coverage, catastrophic events and/or the management of environmental risks, and (ii) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years). Furthermore, if a category or categories of services are provided or an unexpected increase in services are provided by Landlord in the Base Year, but not in “subsequent” calendar year(s), the Base Year shall be retroactively adjusted to reflect the Operating Costs which would have been incurred during the Base Year had such category or categories of services or unexpected increase in services not been provided during the Base Year.

Notwithstanding the foregoing, Operating Costs shall not include the following: (i) leasing commissions, attorney fees, or space planner fees incurred in connection with leasing space in the Project to tenants or in the original development of the Project, (ii) interest on debt or amortization on any mortgages or deeds of trust or any other debt instrument encumbering the Project or Landlord’s interest therein, and rental under any ground lease, (iii) any “tenant allowances,” “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leasable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general, (iv) costs of litigation, negotiation or arbitration (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes pertaining to Landlord or the Building, or arising from syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, other than as otherwise permitted pursuant to this Article 3 and other than disputes relating to a nuisance), (v) any deduction for depreciation and amortization of debt taken on Landlord’s income tax returns, (vi) advertising and space planning expenses incurred in procuring tenants and not for items of general applicability to the Building such as, but not limited to, holiday decorations and entertainment, (vii) costs or expenses (including fines, interest, penalties and legal fees) due to Landlord’s failure to timely pay Operating Costs or Property Taxes, or due to the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, except to the extent the same shall be due to the act or omission of Tenant, (viii) all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expense, (ix) profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building but only to the extent the same exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience (and who satisfy Landlord’s union requirements), (x) reserves for equipment or capital replacement, (xi) bad debt loss, rent loss, or reserves for bad debt or rent loss, (xii) the cost of repairs or other work undertaken by reason of fire, windstorm or other casualty to the extent that Landlord actually receives reimbursement for such costs from insurance proceeds (except that insurance deductibles shall be included in Operating Costs), (xiii) costs, fees, dues, and/or contributions for political or charitable organizations, (xiv) costs incurred to remediate any Landlord’s Hazardous Substances (as defined below) and (xv) costs required to remedy a condition existing prior to the Commencement Date which a governmental authority with jurisdiction, if it had knowledge of such condition prior to the Commencement Date and if such condition was not subject to a variance or a grandfathered code waiver exception, would have then required to be remedied pursuant to then-current applicable Governmental Requirements, in their form existing as of the Commencement Date (and pursuant to the then-current interpretation of such Governmental Requirements by such governmental authority as of the Commencement Date). There will be no duplication in charges to Tenant by reason of the provisions of this Lease setting forth Tenant’s obligation to reimburse Landlord for Operating Costs and any other provision herein

Operating Costs Allocable to the Premises: The aggregate of (a) Tenant’s Pro Rata Share of Operating Costs plus (b) Tenant’s Pro Rata Share of the Building Share of Project Operating Costs.

Qualified Person: An accountant or other person experienced in accounting for income and expenses of office projects, who is engaged on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this Section 3.4.

Project Operating Costs: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing the common areas of the Project. Expenses listed as examples under the definition of Operating Costs may be Project Operating Costs if the first sentence of this paragraph is satisfied. Exclusions listed as examples under the definition of Operating Costs shall also be similarly excluded from Project Operating Costs.

Building Share of Project Operating Costs: The portion of Project Operating Costs allocated to the Building and to the tenants in the Building by Landlord in a reasonably consistent and equitable manner taking into consideration the size of the Building and other buildings in the Project, the uses to which the Building and other buildings in the Project are being put or to which they are primarily suited and the relative benefits, demands and burdens associated with each such cost item.

3.4.7 Tenant’s Costs. Tenant agrees to reimburse or pay Landlord within thirty (30) days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord, including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage for the Premises, (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant’s Agents of the public or common areas of the Building or Project, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct expense incurred by Landlord on Tenant’s behalf. In the event Landlord reasonably believes that Tenant is utilizing a disproportionate amount of electricity and/or other utilities (as compared to other tenants in the Building and/or the Project), then Landlord reserves the right to install and activate separate metering of electricity, water or other utilities to the Premises, and Tenant agrees to reimburse or pay Landlord within thirty (30) days after invoice from Landlord for all costs of such separate metering, in which case the Base Amount Allocable to the Premises and Operating Costs may, in Landlord’s reasonable judgment, be adjusted by Landlord accordingly.

3.4.8 Payments Deemed Additional Rent. Any sums payable under this Lease pursuant to this Section 3.4 or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5. Utilities.

3.5.1 Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, local telephone, telecommunication and any other utility services to the Building and to purchase green or renewable energy. Landlord shall, as part of Operating Costs, cause to be furnished (a) electricity and HVAC to the Premises, all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises, Monday through Friday from 8:00 a.m. to 5:00 p.m., and Saturday from 9:00 a.m. to 1:00 p.m., excluding local and national holidays (the “Regular Business Hours”), and (b) janitorial services to the Premises five (5) days per week pursuant to Landlord’s janitorial specifications attached hereto as Exhibit F, as the same may be updated or amended from time to time, excepting local and national holidays. If Tenant requires utilities that Landlord provides to the Premises during times other than the Regular Business Hours, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord’s then-standard charge for such after-hours use. The current charge for after-hours HVAC use is Thirty-Five and 00/100 Dollars ($35.00) per hour (subject to change by Landlord from time to time to the extent that the costs or expenses of providing such service actually increase).

Tenant shall contract directly and pay for all telephone and telecommunications charges used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to the same. If Tenant desires to use the services of a provider of local telephone or telecommunication services whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without the prior written consent of Landlord. Landlord reserves the right to install and activate separate metering of electricity, water or other utilities to the Premises, and Tenant agrees to reimburse or pay Landlord within thirty (30) days after invoice from Landlord for all costs of such separate metering in which case the Base Amount Allocable to the Premises and the Operating Costs may be equitably adjusted by Landlord accordingly. Notwithstanding anything to the contrary contained in this Section 3.5, Landlord shall not be liable for any loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits however occurring, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such utilities and/or services caused by Governmental Requirements, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, telecommunications services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises.

Notwithstanding anything to the contrary herein, if Tenant is prevented from using, and does not use, the Premises or a portion thereof as a result of any grossly negligent failure by Landlord to provide services to the Premises and such failure did not result from a casualty covered by Section 4.9 below and/or was not caused directly or indirectly by the negligence or willful misconduct of Tenant or Tenant’s Agents (an “Abatement Event”), then Tenant shall give written notice of such Abatement Event to Landlord. If the Abatement Event continues for five (5) consecutive Business Days (the “Abatement Period”) after Landlord’s receipt of Tenant’s written notice, then rent shall be abated or reduced beginning on the day after the Abatement Period, for such time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.

3.5.2 Except as expressly provided in Section 2.12 above with respect to the Rooftop Premises, Tenant acknowledges that space on the Building rooftop and in Building risers, equipment rooms and equipment closets is limited and may not be used or accessed without the prior written consent of Landlord (in Landlord’s reasonable discretion). Tenant shall have no right to obtain Telecommunication Services for the Premises from providers other than those selected by Landlord without the prior written consent of Landlord (in Landlord’s reasonable discretion). Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord’s advance, written consent and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building. The license agreement referred to above is hereby incorporated into this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may reasonably require, (2) be subject to such procedures, regulations and controls as the Landlord may reasonably specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this Section 3.5.2.

3.5.3 Landlord’s Right to Audit Utility Usage. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises. Furthermore, Tenant agrees to provide Landlord with Tenant’s energy consumption data within thirty (30) days after Landlord’s written request for the same in a form reasonably requested by Landlord. Tenant agrees to take such further actions as are necessary in order to further the purpose of this paragraph, including, without limitation, providing to Landlord the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Tenant to any such utility company to release information to Landlord, and any other relevant information reasonably requested by Landlord or the applicable utility company.

3.6. Holdover. If Landlord consents in writing to a holdover and no other agreement is reached between Tenant and Landlord concerning the duration and terms of the holdover, Tenant’s holdover shall be a month-to-month tenancy subject to termination by Landlord or Tenant at any time upon not less than thirty (30) days’ prior written notice. If Tenant holds over without the written consent of Landlord, Landlord shall have all the rights and remedies provided for by law and this Lease, and the same shall be a tenancy at will, terminable at any time. During any holding over without the written consent of Landlord (which consent shall be given or withheld in Landlord’s sole and absolute discretion), Tenant shall pay to Landlord 125% of the rate of Base Rent in effect on the expiration or termination of the Lease Term during the three (3) months immediately following the expiration or termination of the Lease Term and 150% of the rate of Base Rent in effect on the expiration or termination of the Lease Term thereafter, plus, in all cases, all Additional Rent and other sums payable under this Lease, and shall be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. In addition, in the event Tenant does not vacate the Premises in accordance with the terms of Section 4.6 below on or before the date which is the earlier to occur of (i) thirty (30) days after the expiration or earlier termination of the Lease Term (or such later date that Landlord has consented in writing, in its sole and absolute discretion, for Tenant to hold over within the Premises), or (ii) the thirtieth (30th) day after receiving written notice from Landlord demanding that Tenant vacate the Premises (“Vacation Notice”) (which Vacation Notice may be delivered by Landlord during the Lease Term), Tenant shall be liable to Landlord for, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, any damages, liabilities, losses, costs, expenses or claims suffered or caused by any holdover (including the right to recover consequential damages suffered by Landlord in the event of Tenant’s refusal to relinquish possession of the Premises at the end of the Lease Term), including, without limitation, damages and costs related to any successor tenant of the Premises to whom Landlord could not deliver possession of the Premises when promised. Tenant is not authorized to hold over beyond the expiration or earlier termination of the Lease Term, and nothing contained herein shall authorize Tenant to do so and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Lease Term.

3.7. Late Charge. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment; provided, however, that Landlord shall waive the imposition of the late charge for the first late payment in any twelve (12) month period during the Term provided Tenant pays such overdue amounts within three (3) Business Days following written notice from Landlord that such amounts are past due. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this Section 3.7 represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this Section 3.7 shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8. Default Rate. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate of Bank of America, N.A., or such other national banking institution designated by Landlord if such bank ceases to publish such rate (the “Prime Rate”), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

ARTICLE IV MANAGEMENT AND LEASING PROVISION

4.1. Maintenance and Repair by Landlord. Subject to the Sections captioned “Damage or Destruction” and “Condemnation”, Landlord shall maintain the structural elements of the Building, including foundation, exterior walls, roof structure and roof membranes, the base Building mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems serving the Premises (specifically excluding any supplemental systems installed by or at the request of Tenant that were not part of the base Building), and the common areas of the Building and the Project in reasonably good order and condition subject to reasonable wear and tear and causes beyond Landlord’s reasonable control. Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs. Except as otherwise expressly provided in Section 3.4 above, all repair costs shall be included in Operating Costs, except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which shall be paid for entirely by Tenant upon demand by Landlord. In the event Tenant becomes aware that any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall promptly give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord’s receipt of such notice. Tenant hereby waives the benefit of Sections 1941 and 1942 of the California Civil Code and any other statute providing a right to make repairs and deduct the cost thereof from the Rent. Tenant waives any right to terminate this Lease or offset or abate Rent by reason of any failure of Landlord to make repairs to the Premises.

4.2. Maintenance and Repair by Tenant. Except as is expressly set forth as Landlord’s responsibility pursuant to the Section captioned “Maintenance and Repair by Landlord,” Tenant shall at Tenant’s sole cost and expense clean, keep and maintain the Premises in good condition and repair, including interior painting, clean the interior side of all exterior glass, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), window cleaning and replacement, exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof, light bulb replacement (which lighting purchases must comply with Landlord’s sustainability practices and shall be reported to Landlord in a format suitable to Landlord) and interior preventative maintenance. All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices and any applicable Green Agency Rating, as the same may change from time to time. If Tenant fails to maintain or repair the Premises in accordance with this Section 4.2, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant’s sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a five percent (5%) administration fee within ten (10) Business Days of written demand from Landlord. Tenant shall, at its sole cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilation and air conditioning systems and equipment located within or dedicated solely to the Premises. The maintenance contractor and the contract must be approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The service contracts must include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy of such contract or contracts delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.

4.3. Common Areas/Fitness Center/Security.

4.3.1 The common areas of the Building and the Project shall be subject to Landlord’s sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land, Building or Project; make alterations or additions to the Building, the Land or the Project; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land or the Project will be subject; replat, subdivide, or make other changes to the Land or the Project; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land, Building or Project; and use or permit the use of all or any portion of the roof of the Building. Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas. Notwithstanding the foregoing rights of Landlord regarding changes to the Building, the Project and the common areas serving the same, except to the extent required by Governmental Requirements, Landlord agrees it shall not make any change to the Building, the Project or the common areas which would have a material adverse effect on Tenant’s access to and use of the Premises.

4.3.2 To the extent that during the Lease Term, Landlord, in its sole and absolute discretion, chooses to offer the use of the Project’s fitness center (the “Fitness Center”) on a non-exclusive basis to the tenants and occupants of the Project as part of the common areas, Tenant and its employees shall have a non-exclusive right to use the Fitness Center. Tenant shall not be charged a fee to use the Fitness Center (except for a one-time fee of $20.00 per person that will use the Fitness Center); provided, however, that Landlord shall have the right to include all costs to operate, repair and maintain as Operating Costs pursuant to Section 3 above (and subject to any express limitations set forth therein). Tenant’s continued right to use the Fitness Center is conditioned upon Tenant abiding by all reasonable, non-discriminatory rules and regulations which are prescribed from time to time by Landlord for the orderly operation and use of such facilities, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease beyond all applicable notice and cure periods. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Fitness Center at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Fitness Center to all tenants of the Project, as determined by Landlord to be reasonably necessary.

4.3.3 Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant’s Agents or property in, on or about the Premises, Land, Building or Project. Subject to Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed), Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; provided that, such security services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such security services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not in any way limit or interfere with Landlord’s ability to exercise its rights as provided in the Section captioned “Access”. Tenant’s rights under this Section 4.3 are subject to all the obligations, limitations and requirements as set forth in the Sections captioned “Tenant Alterations” and “Tenant’s Work Performance”.

4.4. Tenant Alterations; Allowances. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change the roof of the Premises, any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively “Tenant Alterations”), without first obtaining the consent of Landlord which shall not be unreasonably withheld, conditioned or delayed (except to the extent that the subject Tenant Alterations could impact the structure, systems, or exterior appearance of the Building or the Premises, in which event Landlord’s consent shall be in its sole and absolute discretion). Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the finish work in the Premises, not including any changes affecting the Premises’ or Building’s roof, structure, systems, equipment, or exterior appearance (“Cosmetic Alterations”), without Landlord’s consent (but subject to all other terms of this Lease), provided that (i) the aggregate cost of any such Cosmetic Alterations does not exceed Fifty Thousand Dollars ($50,000.00) in any twelve (12) month period, and (ii) such Cosmetic Alterations do not require any substantial modifications to the Premises and do not require issuance of a building permit. Tenant shall give Landlord at least twenty (20) Business Days prior written notice of such Cosmetic Alterations (“Cosmetic Alterations Notice”), which Cosmetic Alterations Notice shall be accompanied by reasonably adequate evidence that such Cosmetic Alterations meet the criteria contained in this Section 4.4. Cosmetic Alterations shall be deemed to constitute Tenant Alterations for all purposes under this Lease (except that Landlord’s consent shall not be required so long as the foregoing provisions have been satisfied). Tenant shall cause, at its expense, all Tenant Alterations to comply with insurance requirements and with Governmental Requirements and shall construct at its expense any alteration or modification required by Governmental Requirements as a result of any Tenant Alterations. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant’s expense by Landlord or by Tenant, at Landlord’s election. Tenant shall pay to Landlord all actual out-of-pocket costs incurred by Landlord for any architectural, engineering, supervisory and/or legal services in connection with any Tenant Alterations including, without limitation, Landlord’s review of the plans and specifications for the Tenant Alterations, not to exceed ten percent (10%) of the aggregate cost of such Tenant Alterations. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies reasonably acceptable to Landlord. Should Tenant make any Tenant Alterations without Landlord’s prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of the Tenant Alterations at Tenant’s sole cost and expense and restore the Premises to the same condition existing prior to undertaking the Tenant Alterations, or, at Landlord’s election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant’s expense. All Tenant Alterations to the Premises, regardless of which party constructed them or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided, however, at Landlord’s sole election (to be made in writing at the time Landlord provides its consent to the subject Tenant Alterations or, with respect to Cosmetic Alterations, to be made in writing within ten (10) Business Days following Landlord’s receipt of a Cosmetic Alterations Notice), Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations and repair any damage resulting from such removal (including any damage and/or discoloration to any surfaces covered by such Tenant Alterations) and return the Premises to the same condition existing prior to the undertaking upon the expiration or earlier termination of this Lease, subject to ordinary wear and tear, casualty, and condemnation. If Tenant fails to remove any such Tenant Alterations as required hereunder, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) Business Days after Tenant’s receipt of Landlord’s written demand therefor. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all out of pocket costs and expenses incurred by Landlord during its review of Tenant’s plans and specifications (regardless of whether Landlord approves Tenant’s request) and Tenant’s construction. Nothing contained in this Section 4.4 or the Section captioned “Tenant’s Work Performance” shall be deemed a waiver of the provisions of the Section captioned “Mechanic’s Liens.”

4.5. Tenant’s Work Performance. If Landlord elects to require Tenant to perform any Tenant Alterations, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company acceptable to Landlord. Any Tenant Alterations or any other work to be performed by or on behalf of Tenant in the Premises (including, without limitation, any racking) shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord, which approval shall be subject to Landlord’s discretion. Unless otherwise specified by Landlord in writing (in its sole and absolute discretion), with respect to any Tenant Alterations or any other work performed by or at the request of Tenant in the Premises (including, without limitation, any racking), the prime contractor and the respective subcontractors of any tier shall: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL CIO applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed, (b)

employ only members of such labor organizations to perform work within their respective jurisdictions, and (c) satisfy any of Landlord’s other union requirements imposed at any time by Landlord; any violation of this sentence shall be a material default under this Lease, without any notice and cure period whatsoever, and Landlord shall be entitled to immediately exercise all of its available remedies at law and in equity. Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant’s contractors, workers or suppliers do, in the reasonable opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed); (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Any and all Tenant Alterations that affects at least fifty percent (50%) of the Premises will be performed in accordance with Landlord’s sustainability practices, (as same may be in effect or amended or supplemented from time to time) and any Green Agency Ratings, as the same may change from time to time. Tenant further agrees to engage a qualified third party LEED or Green Globe Accredited Professional or similarly qualified professional during the design phase through implementation of any Tenant Alterations covered by the preceding sentence, in order to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance to Landlord’s sustainability practices, as aforesaid, and Tenant agrees to seek and maintain LEED for Commercial Interiors certification for such Tenant Alterations. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.

4.6. Surrender of Possession. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in broom-clean, good and tenantable condition as when received by Tenant from Landlord or as later improved, reasonable use and wear, casualty and condemnation excepted, and free from all tenancies or occupancies by any person.

4.7. Removal of Property. Tenant may remove its personal property, office supplies and office furniture and equipment at any time during the Lease Term if (a) such items are readily moveable and are not permanently attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; and (c) Tenant immediately repairs all damage caused by or resulting from such removal. All of Tenant’s personal office supplies and office furniture and equipment shall at all times during the Lease Term remain Tenant’s property and may be disposed of, transferred or replaced at any time in Tenant’s sole and absolute discretion. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord’s sole election made in accordance with Section 4.4, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations (including Telecommunication Facilities), repair any damages resulting from such removal and return the Premises to the same condition as existed prior to such Tenant Alterations. Tenant waives all rights to any payment or compensation for such Tenant Alterations (including Telecommunication Facilities). If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property at Tenant’s expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. Tenant shall pay all costs incurred by Landlord within ten (10) Business Days after demand for such payment. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney’s fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8. Access. Tenant shall permit Landlord and Landlord’s Agents to enter into the Premises at any reasonable time on at least one (1) Business Day’s written notice (except in case of emergency in which case no notice shall be required), for the purpose of inspecting the same, for the purpose of showing the same to prospective purchasers or lenders, for the purpose of providing janitorial services (if Landlord is to provide the same pursuant to the terms of this Lease), for the purpose of repairing, altering or improving the Premises or the Building or, during the last twelve (12) months of the Lease Term or if an Event of Default exists, for purposes of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available. Nothing contained in this Section 4.8 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities and access to and within the Project, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Tenant shall arrange to meet with Landlord at least twenty (20) Business Days prior to vacating the Premises for purposes of a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange such joint inspection, such failure shall not constitute a default under this Lease, but Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant’s Agents, or other persons claiming the right of admittance.

4.9. Damage or Destruction.

4.9.1 If Tenant becomes aware that the Premises are damaged by fire, earthquake or other casualty, Tenant shall give prompt written notice thereof to Landlord. If Landlord estimates that the damage can be repaired in accordance with the then-existing Governmental Requirements within two hundred seventy (270) days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord’s estimation, the damage cannot be repaired within such 270 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. Landlord shall notify Tenant if it estimates that the damage cannot be repaired within the 270 day period, and Tenant may elect, in its sole discretion, to terminate this Lease by providing Landlord with written notice to terminate within twenty (20) Business Days after receipt of Landlord’s notice. If Tenant makes such election, the Term shall expire as of the day after written notice of such election is given by Tenant with the same effect as if that were the scheduled expiration date of the Term, and the Base Rent shall be apportioned as of such date. If Landlord restores the Premises under this Section 4.9, then Landlord shall use diligent and commercially reasonable efforts to proceed toward completion of the restoration and (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant’s Pro Rata Share of any applicable deductible amount specified under

Landlord’s insurance, and (3) Landlord shall not be required to repair or restore any Tenant Alterations (including Telecommunication Facilities), or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Base Rent and Additional Rent accruing during any reconstruction period shall be abated in proportion to the part of the Premises which is unusable (and not used) by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). Except as expressly provided for in the preceding sentence, Tenant agrees to look to the provider of Tenant’s insurance for coverage for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

4.9.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage, and this Lease shall terminate thirty (30) Business Days after receipt of such notice by Tenant.

4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement, and this Lease shall terminate thirty (30) Business Days after receipt of such notice by Tenant.

4.9.4 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed within the final six (6) months of the Term, Landlord or Tenant may, at its option, elect to terminate this Lease upon written notice to the other within thirty (30) days following such damage or destruction.

4.9.5 Waiver. Tenant waives the provisions of any statutes presently existing or hereafter enacted (including, without limitation, California Civil Code sections 1932 and 1933) which relate to termination of leases when the thing leased is destroyed and agrees that such event will be governed by the terms of this Lease.

4.10. Condemnation. If all of the Premises, or such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to the date of the taking. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant’s reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant’s Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord. Tenant waives all rights it may have under California Code of Civil Procedure section 1265.130, or otherwise, to terminate this Lease based on a partial condemnation.

4.11. Parking. Tenant shall have the right (at no charge during the initial Lease Term), to use the unreserved and reserved parking passes allocated to Tenant under Article 1 above, but only with respect to areas (at and/or near the Project) designated by Landlord, which areas may, at Landlord’s reasonable discretion, be modified from time to time and at any time throughout the Lease Term. The parking passes issued to Tenant under this Lease shall be only for the use of Tenant and its employees and customers. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Building and/or Project. In no event shall the number or types of parking stalls used by Tenant and Tenant’s Agents exceed the number of passes allocated to Tenant in the definition of the Parking in Article 1 above. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas. Landlord may (but shall not be obligated to) install gates and/or other monitoring devices at the parking facilities. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time, in writing and delivered to Tenant, for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord or any other party, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease beyond any applicable notice and cure period. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, temporarily close-off or restrict access to the parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements, provided that Landlord uses commercially reasonable efforts to minimize material and adverse interruption of Tenant’s use of the parking facilities, Landlord diligently pursues such construction to completion and that such construction does not materially and adversely interfere with Tenant’s use or access to the Premises. Landlord may, from time to time, by written notice to Tenant, relocate any reserved parking spaces rented by Tenant (if any) to another location in the parking facilities. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. Notwithstanding anything to the contrary contained in this Lease (including, without limitation, this Section 4.11), Tenant acknowledges and agrees that throughout the Lease Term, forty (40) of the parking stalls that are located on the Land must be made available for the benefit of an adjacent property and its restaurant and hotel patrons after 6:00 p.m., as more particularly set forth on Schedule 4.11 attached hereto (the “Parking Encumbrance”), and as such, Tenant agrees that the Project (and Tenant’s parking rights therein) shall be subject and subordinate to the Parking Encumbrance and Tenant shall comply with the terms and conditions of the Parking Encumbrance.

4.12. Indemnification.

4.12.1 Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s Agents, Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant’s Agents, or (c) any breach or default under this Lease by Tenant.

4.12.2 Except as specified in the next sentence, neither Landlord nor Landlord’s Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant’s Agents, for (1) any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; (2) interruption in or interference with the use of the Premises or any equipment therein; (3) any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; (4) termination of this Lease by reason of damage to the Premises or Building; (5) fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature; (6) actions of any other tenant of the Building or of any other person or entity; (7) inability to furnish any service required of Landlord as specified in this Lease; or (8) leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building. Landlord shall be responsible only for Claims arising solely out of the gross negligence or willful misconduct of Landlord or Landlord’s Agents in failing to repair or maintain the Building as required by this Lease after notice by Tenant. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Landlord’s responsibility extend to any interruption to Tenant’s business or any indirect or consequential damages (including, without limitation, loss of business or lost profits) suffered by Tenant or Tenant’s Agents.

4.12.3 Subject to Section 4.15 below, and except for Claims to the extent arising out of the negligence or willful misconduct of Tenant or Tenant’s Agents, Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all Claims to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Landlord’s responsibility (including, without limitation, pursuant to Section 4.12.2 above or this Section 4.12.3) extend to any interruption to Tenant’s business or any indirect or consequential damages (including, without limitation, loss of business or lost profits) suffered by Tenant or Tenant’s Agents.

4.12.4 The provisions of this Section 4.12 shall survive the expiration or earlier termination of this Lease.

4.13. Tenant Insurance.

4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under Section 4.12, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord’s request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord and Manager and, at Landlord’s request Landlord’s mortgage lender(s) or investment advisors, as additional insureds;

(b) A policy of extended property insurance (which is commonly called “all risk”) covering Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, machinery, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;

(d) A policy or worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than One Million Dollars ($1,000,000.00); and

(e) A policy of comprehensive automobile liability insurance covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000.00) per occurrence.

4.13.2 All insurance policies required under this Section 4.13 shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation, lapse or reduction in coverage except after thirty (30) days’ written notice to Landlord prior to any cancellation, non-renewal or reduction in coverage. Deductibles under this Section 4.13 shall not exceed Ten Thousand Dollars ($10,000.00). Tenant shall deliver to Landlord and, at Landlord’s written request Landlord’s mortgage lender(s), prior to the Commencement Date and from time to time thereafter upon Landlord’s written request, certificates evidencing the existence and amounts of all such policies. Tenant shall carry and maintain during the entire Lease Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Section 4.13 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.

4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this Section 4.13, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14. Landlord’s Insurance. Landlord may, but shall not be required to, maintain such types and amounts of insurance as Landlord deems reasonably appropriate (with such deductibles as Landlord deems reasonably appropriate), including but not limited to, commercial general liability insurance, property insurance, earthquake and flood insurance, rent loss insurance and such other insurance in amounts as Landlord deems reasonably appropriate. Such policies may be “blanket” policies which cover other properties owned by Landlord.

4.15. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord’s Agents or Tenant’s Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this Section 4.15, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this Section 4.15.

4.16. Assignment and Subletting by Tenant.

4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent, which consent may not be unreasonably withheld, conditioned or delayed. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Landlord’s acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord’s approval of any such conveyance. Upon the occurrence of an Event of Default, in addition to any other remedies provided in this Lease or by law, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease. No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. Landlord’s right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits (or letters of credit) and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent and a completed Environmental Questionnaire prepared by the sublessee or assignee. Tenant shall pay to Landlord, within ten (10) Business Days of Landlord’s written demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation and in documenting Landlord’s consent (not to exceed $2,000 per request), plus an administrative fee of $750.00 as Landlord’s fee for processing such proposed assignment or sublease. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it reasonably deems relevant. Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord’s disapproval of a proposed assignment or sublease:

(a) Landlord believes that the proposed assignment or sublease may constitute or may cause this Lease to be a prohibited transaction under or otherwise violate ERISA or the Landlord is unable to determine whether the proposed assignment or this Lease may be a non-exempt prohibited transaction under ERISA;

(b) The proposed assignee or subtenant does not, in Landlord’s good faith judgment, have financial worth or creditworthiness sufficient financial worth to insure full and timely performance under this Lease;

(c) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);

(d) The proposed assignee or subtenant has, in Landlord’s commercially reasonably judgment, a reputation for disputes in contractual relations, for failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community as a tenant of property or otherwise;

(e) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor’s experience with the proposed assignee or subtenant;

(f) Landlord has had prior negative leasing experience with the proposed assignee or subtenant or an affiliate;

(g) The use of the Premises by the proposed assignee or subtenant will not be permitted under the Permitted Uses;

(h) In Landlord’s commercially reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(i) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or Restriction or create a violation of Access Laws;

(j) Tenant is in default of any obligation of Tenant under this Lease beyond any applicable notice and cure period, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent;

(k) Landlord does not approve of any of the tenant improvements required for the proposed assignee or subtenant;

(l) Landlord has had written negotiations with the proposed assignee or subtenant, in the six (6) months preceding Tenant’s request, regarding the leasing of space by such proposed assignee or subtenant in the Building or any other buildings owned by Landlord in the metropolitan area in which the Land is located;

(m) The proposed assignee or subtenant will introduce one or more Hazardous Substances to the Premises (other than de minimis amounts of office and cleaning supplies used in the ordinary course of business by typical office tenants) or will increase the risk of loss or damage to the Premises, Building or Land or Project or the risk of Landlord liability to any Governmental Agency or third party under any applicable statute or common law theory; or

(n) The proposed assignee or subtenant has a proposed use or operation in the Premises which may or will cause the Building or any part thereof not to conform with the environmental and green building clauses in this Lease.

4.16.4 Within thirty (30) days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this Section 4.16, Landlord shall notify Tenant in writing of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord’s election to recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord has received all required information in connection with the proposed assignment or subletting, and Landlord fails to approve, disapprove, or conditionally approve the proposed assignment or subletting within such thirty (30) day period, then Tenant may send a written notice to Landlord (a “Tenant Assignment Consent Notice”) stating that if Landlord does not approve or disapprove (whether conditional or otherwise) of the subject assignment or subletting for which Landlord has already received all of the required information in connection with same, or if Landlord does not reasonably request additional information in connection therewith, within ten (10) Business Days after Landlord receives the Tenant Assignment Consent Notice, the proposed assignment or sublease in question will be deemed approved. Any such Tenant Assignment Consent Notice must include conspicuous language in the subject line of the first page, in 18 point ALL CAPS and bold font, stating: IMPORTANT, ATTENTION REQUIRED: IF LANDLORD DOES NOT RESPOND TO THIS NOTICE WITHIN TEN (10) BUSINESS DAYS, THEN LANDLORD WILL BE DEEMED TO HAVE CONSENTED TO THAT CERTAIN PROPOSED ASSIGNMENT [OR SUBLEASE] PURSUANT TO SECTION 4.16.4 OF THE LEASE). If Landlord does not approve or disapprove (whether conditional or otherwise) of the proposed assignment or sublease in question, or reasonably request additional information, within such ten (10) Business Day period following receipt of a Tenant Assignment Consent Notice that complies with the terms and conditions described above, then the proposed assignment or sublease in question will be deemed approved. In no event may Tenant deliver a Tenant Assignment Consent Notice unless Landlord has failed to respond to an initial request for approval within thirty (30) days following Landlord’s receipt of all of the required information with respect to the proposed assignment and/or sublease (and such other information as may be reasonably requested by Landlord). In the event Landlord approves (or is deemed to have approved) of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content reasonably satisfactory to Landlord.

4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership, or (b) is a subterfuge denying Landlord the benefits of this Section 4.16, shall be deemed to be an assignment within the meaning and provisions of this Section 4.16 and shall be subject to the provisions of this Section 4.16.

4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), after deducting Tenant’s actual and reasonable legal fees, market brokerage commissions and any tenant allowance in connection with the procurement of the assignment or sublease, Tenant shall pay to Landlord fifty percent (50%) of such excess.

4.16.7 Notwithstanding Section 4.16.1, an assignment or subletting of all or a portion of the Premises to an “Affiliate” of Tenant (defined below) shall deemed permitted hereunder without the requirement of obtaining Landlord’s consent, provided that (i) Tenant notifies Landlord of any such assignment or sublease at least fifteen (15) days prior to its effective date and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate, (ii) the transfer does not have the effect of materially reducing the tangible net worth of Tenant from that which existed immediately prior to the date of transfer, (iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iv) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (v) Tenant remains fully liable under this Lease, and (vi) the use of the Premises remains unchanged and consistent with the character of a first-class office building. The term “Affiliate” of Tenant shall mean an entity which is (x) controlled by, controls, or is under common control with Tenant; (y) any entity with which Tenant has merged or consolidated, or (z) any entity which acquires all or substantially all of the assets and/or shares of stock or assets of Tenant, and which continues to operate substantially the same business at the Premises as had been maintained by Tenant. The term “control,” or “controlled” as used in this Section 4.16.5, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, an entity.

4.17. Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord’s Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability.

4.18. Estoppel Certificates and Financial Statements. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (ii) to the best of Tenant’s knowledge, Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (iii) that this Lease represents the entire agreement between the parties with respect to the Premises; (iv) whether all required contributions by Landlord to Tenant on account of tenant improvements have been received; (v) whether, to the best of Tenant’s knowledge, on the date of execution, there exist any defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (vi) that no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (vii) that no security has been deposited with Landlord (or, if so, the amount of such security); (viii) that it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; and (ix) such other factual information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this Section 4.18, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (1) Tenant, (2) any entity which owns a controlling interest in Tenant, (3) any entity the controlling interest of which is owned by Tenant, (4) any successor entity to Tenant by merger or operation of law, and (5) any guarantor of this Lease. Notwithstanding the foregoing, Tenant shall not be required to provide financial information as required under this Section 4.18 so long as Tenant’s financial information is publicly available.

4.19. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant’s rights under this Lease.

4.20. Hazardous Substances.

4.20.1 Tenant is authorized and permitted to store, handle and use reasonable quantities and types of cleaning fluids and office supplies in the Premises for prudent, usual and customary cleaning and maintenance of bathrooms, windows, kitchens and administrative offices and for functions customarily performed in an administrative office.

4.20.2 Except as described above in this Section 4.20, Tenant shall neither cause or permit any Hazardous Substance to be stored, placed, manufactured, refined, handled, generated, blended, recycled, used, located, disposed of, or released from on, in, under or about the Premises, the Building, the Land or the Project.

4.20.3 If Tenant proposes to do or cause to be done anything which would be prohibited by this Section 4.20, Tenant shall solicit and obtain the Landlord’s specific, written authorization for that activity, which approval may be withheld in Landlord’s absolute discretion and Landlord may require Tenant to execute a rider to the lease setting forth additional and specific conditions and requirements relating to the otherwise prohibited activities which Tenant proposes to carry out. If that rider has not been prepared and executed at the time this Lease is executed, Tenant shall execute such rider within ten (10) Business Days after the date of this Lease. Execution of the rider shall be a condition subsequent to this lease for the Landlord’s benefit and Tenant’s failure to execute the rider shall authorize Landlord to terminate the Lease without liability to Tenant.

4.20.4 Tenant agrees that (a) the storage, handling and use of all permitted Hazardous Substances by Tenant or Tenant’s Agents must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land, Building or Project or discharged from the Premises by Tenant or Tenant’s Agents. In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless (a) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; and (b) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance.

4.20.5 Tenant shall not excavate, disturb or conduct any testing of any soils on or about the Land or the Project without obtaining Landlord’s prior written consent, and any investigation or remediation on or about the Land or Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter, approved in writing by Landlord. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims and damages arising out of any breach of any provision of this Section 4.20. Landlord’s expenses shall include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees.

4.20.6 Subject to Section 4.8, Landlord shall have the right (but not the obligation) to enter upon the Premises and cure any non-compliance by Tenant with: (i) the terms of this Section 4.20 or (ii) any Governmental Requirements applicable to Hazardous Substances or any release, discharge, spill, improper use, storage, handling or disposal of Hazardous Substances on, under, from, or about the Premises, the Building, the Land or Project, regardless of the quantity of such release, discharge, spill, improper use, storage, handling or disposal of Hazardous Substances, the full cost of which shall be deemed to be Rent and shall be due and payable by Tenant to Landlord within ten (10) Business Days of Landlord’s written demand therefore. If Landlord elects to enter upon the Premises and cure any such non-compliance or release, discharge, spill, improper use, storage, handling or disposal of Hazardous Substances, Tenant shall not be entitled to participate in Landlord’s activities on the Premises.

4.20.7 Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this Section 4.20 and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.20.8 Without limiting in any way Tenant’s obligations under other provisions of this Lease, Landlord’s damages shall include (a) damages arising out of the diminution in value of the Premises, Building, Land or Project or any portion thereof, (b) damages for the loss of the Premises, Building, Land or Project, and (c) damages arising from any adverse impact on the marketing of space in the Building or Project, which arise during or after the Term in whole or in part as a result of a violation or suspected violation of this Section 4.20.

4.20.9 Notwithstanding anything to the contrary herein, Tenant shall not be responsible to remediate nor otherwise be liable or responsible for (nor shall Tenant be responsible to indemnify Landlord with respect to) any Landlord’s Hazardous Substances (defined below). “Landlord’s Hazardous Substances” shall mean any Hazardous Materials (A) located in, on, under or about the Project prior to the date of mutual execution of this Lease, (B) brought upon the Project by Landlord or Landlord’s Agents, or (C) that have migrated onto the Premises or Project from other properties (except to the extent any of the Hazardous Materials described in items (A), (B) or (C) are generated, used, transported, exacerbated, released or disturbed, by Tenant or Tenant’s Agents). To the extent that any Landlord’s Hazardous Substances are discovered at the Project and the remediation of the same is required a governmental authority with jurisdiction (which remediation is not triggered because of the particular use of the Premises by Tenant or its subtenants or assigns), then Landlord shall remediate the Landlord’s Hazardous Substances (to the extent required by the applicable governmental authority) at Landlord’s sole cost and expense, which shall be Tenant’s sole and exclusive remedy against Landlord in connection therewith except as provided in the immediately following sentence.

4.21. Intentionally Omitted.

4.22. Quiet Enjoyment. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord subject to the provisions of this Lease, any ground lease, mortgage or deed of trust and all matters of record now or hereafter encumbering the Premises or the Project.

4.23. Signs. Subject to compliance with all Governmental Requirements and all matters of record, Tenant shall have the right to install, (i) at Tenant’s sole cost and expense, one (1) freeway visible “Building Top Sign” in accordance with Landlord’s approved master signage plan, so long as Tenant or a Affiliate leases and occupies at least fifty percent (50%) of the floor area contained on the third (3rd) floor of the Building, and (ii) at Landlord sole cost and expense, initial Building standard suite entrance signage

(with any modifications requested by Tenant to be at Tenant’s sole cost and expense). Tenant shall not be entitled to any other signage whatsoever (other than a Building standard entry in the lobby directory). The exact size, appearance and location of such signs shall be subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed) and shall be consistent with Landlord’s existing sign criteria then in existence for the Building. Any and all costs in connection with the permitting, fabrication, installation, maintenance and removal of Tenant’s signs (including the cost of removal of the signs and repair to the Building caused by such removal) shall be borne by Tenant. Tenant agrees to maintain each such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved, in good condition at all times, reasonable wear and tear, casualty and condemnation excepted. Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord’s consent (not to be unreasonably withheld, conditioned or delayed). Upon vacation of the Premises on the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost, for the removal of such sign and the repair, painting and/or replacement of the structure to which the sign is attached including discoloration caused by such installation or removal. If Tenant fails to perform such work, Landlord may cause the same to be performed, and the cost thereof shall be Additional Rent immediately due and payable upon rendition of a bill therefor.

4.24. Subordination. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease; (provided, however, the subordination of this Lease to the lien of any future deed of trust, mortgage or ground lease shall be subject to Tenant’s receipt of a commercially reasonable subordination, non-disturbance and attornment agreement from the holder of such future lien. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease or to execute a commercially reasonable non-disturbance agreement in favor of Tenant on the standard form utilized by such lender or ground lessor. At the request of Landlord, the holder of such mortgage or deed of trust or any ground lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form a commercially reasonable subordination agreement that Landlord or such holder may request within ten (10) Business Days after receipt of the request. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge commercially reasonable documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Upon Tenant’s request, Landlord will use commercially reasonable efforts to obtain a commercially reasonable subordination and non-disturbance agreement in favor of Tenant from any lender to whom Landlord grants a security interest in the Building.

4.25. Brokers. In connection with this Lease, each of Landlord and Tenant warrants and represents to the other that it has had dealings only with firm(s) set forth in Section 1 of this Lease and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold the other party and Landlord’s Agents or Tenant’s Agents, as applicable, harmless from and against any and all loss, liability and expenses that such indemnified party may incur should such warranty and representation prove incorrect, inaccurate or false.

4.26. Limitation on Recourse. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building. Neither Landlord nor any of Landlord’s Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Further, in no event whatsoever shall any Landlord’s Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this Section 4.26, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.27. Mechanic’s Liens and Tenant’s Personal Property Taxes.

4.27.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall immediately pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim. Tenant shall notify Landlord in writing at least ten (10) Business Days in advance of any work to be done on, in, or about the Premises. In the event of such scheduled work, whether Landlord received notice from Tenant or not, Landlord shall have the right, at any time and from time to time, to enter the Premises to post notices of non-responsibility in such locations as Landlord deems appropriate. Notwithstanding anything in this Lease to the contrary, Landlord shall not be required to notify Tenant in advance of entering the Premises for the purpose of posting the notices of non-responsibility.

4.27.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, within ten (10) Business Days of Landlord’s written demand therefore.

ARTICLE V DEFAULT AND REMEDIES

5.1. Events of Default.

5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a) vacation or abandonment of all or any portion of the Premises together with non-payment of Base Rent and/or Additional Rent as and when due;

(b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within three (3) Business Days after its due date, provided that for the first failure to pay in any twelve (12) month period, an Event of Default shall not be considered to have occurred until Tenant has failed to pay within three (3) Business Days after notice thereof from Landlord;

(c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of ten (10) Business Days after written notice from Landlord; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of ten (10) Business Days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of ten (10) Business Days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time (not to exceed 60 days in the aggregate);

(d) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(e) (i) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (iv) any execution, levy, attachment or other process of law against any property of Tenant or Tenant’s interest in this Lease, unless the same is dismissed within sixty (60) days; (v) adjudication that Tenant is bankrupt; or (vi) the making by Tenant of a transfer in fraud of creditors;

(f) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been knowingly false, misleading or materially incomplete when made;

(g) the event of default referred to in the Section entitled “Hazardous Substances”;

(h) any assignment, subletting or other transfer for which the prior consent of Landlord is required under this Lease and has not been obtained;

(i) any use of non-union labor at the Premises in violation of the terms of this Lease;

(j) any failure of Tenant to timely submit documents under Section 4.18 and/or Section 4.24 of this Lease within the time periods set forth therein, if any; or

(k) Tenant’s failure to cause to be released any mechanics liens filed against the Premises, Building or Project within twenty (20) days after the date the same shall have been filed or recorded.

5.1.2 When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 6.1 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2. Remedies. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this Section 5.2, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this Section 5.2.

5.2.1 Landlord may terminate this Lease and recover possession of the Premises, in which case Tenant shall immediately surrender possession of the Premises to Landlord and, in addition to any other rights and remedies Landlord may have at law and in equity, Landlord shall have the following rights:

(a) To re-enter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant’s default or of such termination, and Tenant shall have no further claim hereunder.

(b) To recover all damages incurred by Landlord by reason of the default, including without limitation (i) the worth at the time of the award of the payments, including interest, owed by Tenant to Landlord under this Lease that were earned or accrued but unpaid at the time of termination; (ii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord under this Lease that would have been earned or accrued after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Tenant to Landlord under this Lease for the same period that Tenant affirmatively proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord for the balance of the Term after the time of the award exceeds the amount of the loss of payments owed by Tenant for the same period that Tenant proves could have been reasonably avoided; (iv) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition; (v) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Landlord in reletting the Premises; plus (vi) any other amount, including without limitation reasonable attorneys’ fees and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. “The worth at the time of the award,” as used in clauses (i) and (ii) of this paragraph, is to be determined by computing interest as to each unpaid payment owed by Tenant to Landlord under this Lease, at the Default Rate. “The worth at the time of the award,” as referred to in clause (iii) of this paragraph, is to be determined by discounting such amount, as of the time of award, by the discount rate of the Federal Reserve Bank at the time of the award plus one percent (1%).

(c) To remove, at Tenant’s sole risk, any and all personal property in the Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant shall not pay the cost of such storage within thirty (30) days following Landlord’s demand, Landlord may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without notice to or demand upon Tenant. Tenant waives all claims for damages caused by Landlord’s removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys’ fees. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this Section 5.2.

5.2.2 Landlord may elect, in its absolute discretion, to maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder, and, at Landlord’s election, to re-enter and relet the Premises on such terms and conditions as Landlord deems appropriate. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Landlord may execute any lease made pursuant hereto in its own name, and Tenant shall have no right to collect any such rent or other proceeds. Landlord’s re-entry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance of surrender of the Premises or Tenant’s interest therein, a termination of this Lease or a waiver or release of Tenant’s obligations hereunder. Landlord shall have the same rights with respect to Tenant’s improvements and personal property as under Section 5.2.1 above, even though such re-entry and/or reletting do not constitute acceptance of surrender of the Premises or termination of this Lease.

5.2.3 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may:

(a) Terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises.

(b) Choose to succeed to Tenant’s interest in such an arrangement. If Landlord elects to succeed to Tenant’s interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the rent or other consideration receivable under that arrangement.

5.2.4 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re-entry, repossession or reletting of the Premises by Landlord; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.5 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders’ fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.6 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3. Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after written notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section 5.3 as in the case of default by Tenant in the payment of Base Rent.

5.4. Landlord’s Default. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedy shall be either an action for specific performance or an action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligation, a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default.

5.5. Acceptance of Rent Without Waiving Rights. Under the Section captioned “No Waiver of Remedies”, Landlord may accept Tenant’s payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts partial payments which cumulatively are less than the sum owed after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously serviced notice of default without giving Tenant any further notice or demand.

ARTICLE VI MISCELLANEOUS PROVISIONS

6.1. Notices. Any notice, request, approval, consent or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; and (b) transmitted by personal delivery, overnight courier or United States Certified Mail, return receipt requested. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this Section 6.1, with copies to the persons at the addresses, if any, designated opposite each party’s signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or mail, return receipt requested.

6.2. Attorney’s Fees and Expenses. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the prevailing party shall be entitled to a reasonable sum for attorney’s and paralegal’s fees, expenses and court costs, including those relating to any appeal. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees. The prevailing party shall be determined under Civil Code section 1717(b)(1) or any successor statute.

6.3. No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord’s right to recover the balance of any amount payable or Landlord’s right to pursue any other remedy provided in this Lease or at law.

6.4. Successors; Joint and Several Liability. Except as provided in the Section captioned “Limitation on Recourse” and subject to the Section captioned “Assignment and Subletting by Landlord”, all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant”, then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5. Choice of Law. This Lease shall be construed and governed by the laws of the State of California. Landlord and Tenant each consents to venue in Los Angeles County, California, or any federal district court located therein, for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6. No Waiver of Remedies. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord’s Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7. Offer to Lease. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8. Force Majeure. Except with respect to Tenant’s monetary obligations (including, without limitation, Tenant’s obligation to pay Base Rent and Additional Rent), and Tenant’s obligation to timely vacate and surrender the Premises upon the expiration or earlier termination of this Lease, in the event that either Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Landlord Work resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including the other party, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, such party, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay

6.9. Severability; Captions. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.10. Interpretation. Whenever a provision of this Lease uses the term (a) “include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) “covenant”, that term shall include any covenant, agreement, term or provision, (c) “at law”, that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) “day”, that uncapitalized word, shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.11. Incorporation of Prior Agreement; Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.12. Authority. If either Landlord or Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of such party represents and warrants to the other party that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained.

6.13. Time of Essence. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.14. Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of the parties accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and such party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Without limiting the foregoing, such obligations shall include any and all indemnity obligations set forth in this Lease.

6.15. Consent to Service. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.16. Landlord’s Authorized Agents. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord’s Agents, only officers of NewTower Trust Company and Bentall Kennedy are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.

[Signatures on following page]

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:	LANDLORD:

c/o Bentall Kennedy 1215 Fourth Avenue, Suite 2400 Seattle, WA 98161	RUSSELL RANCH ROAD II LLC, a Delaware limited liability company
Attn: Senior Vice President – Asset Management	By:	Russell Ranch Road, LLC, a Delaware limited liability company, its Sole Member

With a copy to: NewTower Trust Company Multi-Employer Property Trust		By:	MEPT Russell Ranch Road LLC, a Delaware limited liability company its Managing Member
c/o NewTower Trust Company Attn: President/MEPT or Patrick O. Mayberry Three Bethesda Metro Center, Suite 1600 Bethesda, Maryland 20814 Facsimile: (240) 235-9961			By:	MEPT Edgemoor REIT LLC, a Delaware limited liability company its Manager
			By:	Bentall Kennedy (U.S.) Limited Partnership,
with a copy to Manager at: IDS Real Estate Group				its Authorized Signatory
515 S. Figueroa Street, 16th Floor Los Angeles, California 90071 Facsimile: 213-627-9937 Attn: David G. Mgrublian, C.E.O.				By:	Bentall Kennedy (U.S.) G.P. LLC, its General Partner
By: /s/ Mark D. Reinikka Name: Mark D. Reinikka Its: Senior Vice President

By: /s/ Joseph R. Shea Name: Joseph R. Shea Its: Senior Vice President

Designated Address for Tenant:	TENANT:

(Prior to Commencement Date) 25134 Rye Canyon Loop, Suite 300 Valencia, California 91355 Attn: Stuart Tross, C.P.O.	MANNKIND CORPORATION, a Delaware corporation
By: /s/ Matthew Pfeffer Name: Matthew Pfeffer Its: CEO
By: Name: Its:

EXHIBIT A

DRAWING SHOWING LOCATION OF THE PREMISES

= PREMISES

11,072 USF
13,220 RSF
SUITE 301
7,742 RSF

LEASE EXHIBIT - 3RD FLOOR

WESTLAKE LANDMARK - 30930 RUSSEL RANCH BLVD. WESTLAKE VILLAGE, CA.

Drawing Date: 04.14.17

SCALE: NONE

KAMUS + KELLER

Ex. A

1

EXHIBIT B

INTENTIONALLY OMITTED

Ex. B

1

EXHIBIT C

FORM OF COMMENCEMENT DATE MEMORANDUM

                                         , as Landlord, and                                         as Tenant, executed that Lease dated as of                                         , 200         (the “Lease”).

The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled “Commencement Date Memorandum”. This Commencement Date Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1.	The Commencement Date of the Lease is .

2.	The end of the Lease Term and the date on which this Lease will expire is .

3. The Lease is in full force and effect as of the date of this Commencement Date Memorandum. By execution of this Commencement Date Memorandum, Tenant confirms that to the best of Tenant’s knowledge, as of the date of the Commencement Date Memorandum (a) Tenant has no claims against Landlord and (b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4. The Premises consist of approximately                        rentable square feet.

5. Base Rent:

The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term		Rate Per/Rentable Sq. Ft./ Annum	Annual Base Rent	Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending

6. Tenant’s Pro Rata Share is                    percent (            %).

Ex. C

1

Dated:	Dated:

LANDLORD:	TENANT:

By:	By:
Name:	Name:
Its:	Its:

Ex. E

2

EXHIBIT D

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord, not to be unreasonably withheld, conditioned or delayed. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by any janitor, any of Landlord’s Agents or any other person, unless due to the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

6. Landlord may make a reasonable charge for any keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. Intentionally Omitted.

8. If Tenant requires Telecommunication Services, computer circuits, burglar alarm or similar services or other utility services, it shall first obtain Landlord’s approval of the construction or installation of such services, such approval not to be unreasonably withheld, conditioned or delayed. Application for such services shall be made in accordance with the procedure prescribed by Landlord in subsection 3.5.2 of the Lease.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements.

Ex. D

1

Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

Ex. D

2

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building, except as expressly permitted by the Lease. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Other than the usual and customary cellular telephones, wireless internet routers and except as expressly permitted by the Lease, Tenant shall not install or utilize any wireless Telecommunication Facilities, including antenna and satellite receiver dishes within the Premises or on, in, or about the Building without first obtaining Landlord’s prior written consent (not to be unreasonably withheld, condition or delayed) and Landlord at its option may require the entry of a supplemental agreement with respect to such construction or installation. Tenant shall comply with all instructions for installation and shall pay or shall cause to be paid the entire cost of such installations. Application for such facilities shall be made in the same manner and shall be subject to the same requirements as specified for Telecommunication Services and Telecommunication Facilities in the paragraph of the Lease entitled “Utilities”. Supplemental rules and regulations may be promulgated by Landlord specifying the form of and information to be included with the application and establishing procedures, regulations and controls with respect to the installation and use of such wireless Telecommunication Facilities.

20. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

23. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

24. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

Ex. D

3

26. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

34. Landlord reserves the right to make such other and reasonable, non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord and delivered to Tenant in writing.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents.

Ex. D

4

EXHIBIT E

INTENTIONALLY OMITTED

Ex. E

1

EXHIBIT F

JANITORIAL SPECIFICATIONS

A. OFFICE AREAS

Daily:

All cleaning in the Premises will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding the holidays set forth in the lease.

1.	Empty and wipe all waste receptacles; remove waste materials from the Premises; replace liners as necessary.

2.	Dust with treated cloth the tops of all desks, credenzas, files, fixtures, windowsills, and all other horizontal surfaces (within reach). Papers on desktops will not be moved.

3.	Remove fingerprints, smudges, etc. from doors, doorframes, partition glass, sidelights, walls, and around light switches.

4.	Vacuum all rugs and carpet unobstructed by furniture, replacing chairs to their original positions. Spot clean minor stains as necessary.

5.	Dust mop wood, resilient and composition floor areas with treated dust mops. Spot mop as necessary.

6.	Dust mop all marble floors with untreated dust mop.

7.	Spot mop all spills on hard surfaces floors as necessary.

8.	Turn off lights except as otherwise directed.

9.	Secure all locks and doors.

Monthly:

1.	Dust all doorjambs

2.	Dust all areas above and below the janitor’s normal reach (not to exceed 10 ft.).

3.	Detail vacuum edges of carpet and all other carpeted areas not reached by normal vacuuming on a daily basis.

4.	Vacuum or dust all air vents.

Quarterly:

1.	Machine scrub and refinish all building standard resilient floors.

2.	Vacuum all fabric furniture.

B. ELEVATOR LOBBIES AND PUBLIC CORRIDORS

Nightly:

All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday and excluding the holidays set forth in the Lease:

1.	Dust mop wood, resilient and composition floor areas with treated dust mops. Spot mop as necessary.

2.	Dust mop all marble floors with untreated dust mop.

3.	Remove finger prints from walls, doors, frames and hardware, etc.

Ex. F

1

4.	Clean and dust, directory board glass and ledges.

5.	Dust all artwork and picture frames.

6.	Secure all doors as directed.

Weekly:

1.	Spot wash all lobby walls and doors.

2.	Clean all door kick plates and thresholds.

3.	Dust all doorjambs.

Quarterly:

1.	Thoroughly scrub and refinish all resilient floors.

C. PUBLIC RESTROOMS

Daily:

All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Saturday and excluding the holidays set forth in the Lease.

1.	Empty and sanitize all trash receptacles and sanitary napkin disposal units. Replace waste bags and liners.

2.	Wash and disinfectant all basins, bowls, both sides of the toilet seats, and urinals (including tile walls near urinals). Damp wipe all partitions, clean flushometers, piping, toilet seat hinges and other metal surfaces. Clean underside of rim on urinals and bowls.

3.	Wash and polish all mirrors, powder shelves, bright work (including exposed piping below wash basins), towel dispensers, receptacles and any other metal surfaces.

4.	Spot wash walls and doors.

5.	Dust all ledges and tops of partitions.

6.	Fill toilet tissue, soap, paper towels and sanitary dispensers.

7.	Sweep and damp-mop all hard surface floor areas with germicidal solution.

Monthly:

1.	Wash and all partitions and tile walls.

2.	Vacuum or wash as necessary all ventilation grills.

3.	Dust all doors and doorjambs

4.	Machine-scrub all hard surface floors.

D. LUNCH ROOMS AND KITCHEN AREAS

Nightly:

All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday and excluding the holidays set forth in the Lease:

1.	Remove trash and place for disposal. Change all liners nightly.

2.	Wipe tables, chairs and countertops.

Ex. F

2

3.	Clean kitchen sink.

4.	Wipe front of oven refrigerator and dishwasher.

5.	Sweep and spot mop floor.

6.	It is understood that Landlord shall have no obligation (a) to wash or otherwise clean dishes, glasses and other utensils used (or preparing food or beverages or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface or the Premises.

Weekly:

1.	Clean out and wipe down refrigerators every Friday.

Monthly:

1.	Spot wash doors and walls.

2.	Scrub and refinish resilient floors.

E. JANITORIAL ROOMS, STORAGE ROOMS AND CLOSETS

Nightly:

All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday and excluding the holidays set forth in the Lease:

1.	Remove trash from all of the above listed areas.

2.	Maintain an orderly arrangement of all janitorial supplies and paper products in the storage rooms and service sink closets.

3.	Maintain in a clean and orderly arrangement all equipment stored in these areas, such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

4.	Clean and disinfect service sinks as required.

5.	Sweep and damp-mop service sink closet floors. Deodorize and disinfect as required.

6.	Sweep storeroom floors.

F. ELEVATORS CABS

Nightly:

All of the following cleaning service’ will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding the holidays set forth In the Lease:

1.	Dust all walls, doors and ceiling.

2.	Vacuum carpets and spot clean stains.

3.	Spot clean elevator saddles.

4.	Clean all metal work.

Monthly:

1.	Dust air duct grilles.

2.	Wash all elevator door fronts.

3.	Clean and vacuum all elevator saddles.

Ex. F

3

G. STAIRWAYS

Nightly:

1	Police all stairways

Monthly:

1.	Sweep all stairways

2.	Dust all stairway lights within reach

3.	Dust all doors.

4.	Dust all handrails.

5.	Spot wash walls.

Quarterly:

1.	Damp mop all stairways.

H. EXTERIOR STRUCTURE AND GROUNDS SERVICES

Nightly:

All of the following cleaning services will be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding the holidays set forth in the Lease:

1.	Inspect entire perimeter or project.

2.	Spot sweep accumulations of dirt, papers and leaves in all common areas where wind tends to cause a collection of this debris.

I. GENERAL PROVISIONS

All cleaning services shall be performed after Regular Business Hours except as otherwise specifically requested by Tenant and except for exterior window washing and other exterior services. However, in no event shall such exterior services unreasonably interfere with Tenant’s use or enjoyment of the Premises or the Project.

The janitorial and cleaning services shall be comparable to the janitorial and cleaning services of comparable buildings with respect to the level of quality and the manner in which such services are performed. This cleaning specification may be reasonably changed or altered by Landlord from time to time to facilitate conformity with the latest methods of maintenance and cleaning technology generally recognized as acceptable for the comparable buildings. Landlord reserves the right to alter the level of service from time to time as determined by Landlord to be appropriate for a first-class office building. In the event Tenant requires a higher level of service beyond that which was required to be provided or was actually provided on the Commencement Date, pursuant to this Lease to suit it particular needs, the cost of such additional service shall be borne by Tenant.

Ex. F

4

SCHEDULE 4.11

PARKING ENCUMBRANCE

Restaurant Parking

Prior to the issuance of building permits, the developer shall pay to the City traffic mitigation fees pursuant to Section 6 of Development Agreement No. 89-002 (Westlake North).

If necessitated by adjacent restaurant development within Planning Area A of the Westlake North Specific Plan, the developer shall execute, to the reasonable satisfaction of the City, a shared parking agreement with Huntington Hotel Development, owners of Planning Area A (Parcel Map 060324), to provide up to 40 parking spaces on Planning Area B for use by future restaurant patrons on Planning Area A after 6:00 p.m. on weekdays and weekends. Said agreement shall remain in effect until it can be demonstrated to the reasonable satisfaction of the City that said parking spaces no longer required to support said adjacent restaurant uses, or until such agreement is so demonstrated to preclude occupancy of the subject office buildings approved herein by a use otherwise permitted by the Westlake North Specific Plan. In the event that the later is demonstrated, the owner of the subject property shall negotiate in good faith a new agreement for shared parking for and alternative number of spaces at an alternative location.

Schedule 4.11

1